                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                               JOHNSON & JOHNSON
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

[Johnson & Johnson Logo]

NOTICE OF ANNUAL MEETING
AND PROXY STATEMENT

                                                                  March 16, 2005

     The Annual Meeting of the Shareholders of Johnson & Johnson will be held on Thursday April 28, 2005 at 10:00 a.m. at the Hyatt Regency Hotel, Two Albany Street, New Brunswick, New Jersey, to:

     1. Elect directors;

     2. Approve the 2005 Long-Term Incentive Plan;

     3. Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for 2005; and

     4. Transact such other business as may properly come before the meeting.

     Shareholders are cordially invited to attend the meeting. PLEASE NOTE OUR ADMISSION CARD PROCEDURES:

     - If you are a registered shareholder, there is a box on the proxy card which you should mark to request an Admission Card if you plan to attend.

     - If you are a registered shareholder and vote by telephone or the Internet, there will be applicable instructions to follow when voting to indicate if you would like to receive an Admission Card.

     - If you are a shareholder whose shares are not registered in your own name and you plan to attend, you must request an Admission Card by writing to the Office of the Corporate Secretary, Johnson & Johnson, One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933. Evidence of your stock ownership, which you can obtain from your bank or stockbroker, must accompany your letter.

     If you are unable to attend the meeting, you will be able to access the meeting on the Internet. The Company will broadcast the meeting as a Webcast through the Johnson & Johnson Web site at www.jnj.com. The Webcast will remain available for replay for three months following the meeting. Visit the Johnson & Johnson Web site at www.jnj.com and click on the Calendar of Events in the Investor Relations section for details.

                                       By order of the Board of Directors,

                                                 MICHAEL H. ULLMANN
                                                 Secretary

YOU CAN VOTE IN ONE OF THREE WAYS:

     (1) Use the toll-free telephone number on your proxy card to vote by phone;

     (2) Visit the Web site noted on your proxy card to vote via the Internet;
         or

     (3) Sign, date and return your proxy card in the enclosed envelope to vote by mail.

   Shareholders are invited to visit the Corporate Governance section of our
                  Web site at www.investor.jnj.com/governance.

                              GENERAL INFORMATION

     SHAREHOLDERS ENTITLED TO VOTE. Holders of shares of the Common Stock of the Company of record at the close of business on March 1, 2005 are entitled to notice of and to vote at the Annual Meeting of Shareholders and at any and all adjournments or postponements of the meeting. Each share entitles its owner to one vote. The holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting. On the record date there were 2,973,666,464 shares outstanding.

     Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the shareholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

     HOW TO VOTE. Shareholders of record (that is, shareholders who hold their shares in their own name) can vote any one of three ways:

          (1) By Mail: Sign, date and return your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

          (2) By Telephone: Call the toll-free number on your proxy card to vote by phone. You will need to follow the instructions on your proxy card and the voice prompts.

          (3) By Internet: Go to the Web site listed on your proxy card to vote through the Internet. You will need to follow the instructions on your proxy card and the Web site. If you vote through the Internet, you may incur telephone and Internet access charges.

     If you vote by telephone or the Internet, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. IF YOU VOTE BY TELEPHONE OR THE INTERNET, YOU SHOULD NOT RETURN YOUR PROXY CARD.

     If your shares are held in the name of a bank, broker or other holder of record (that is, "street name"), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Telephone and Internet voting also will be offered to shareholders owning shares through most banks and brokers.

     PROXY SOLICITATION. The accompanying proxy is solicited by the Board of Directors of the Company. In that connection, this Proxy Statement is being mailed to the shareholders on or about March 16, 2005 concurrently with the mailing of the Company's 2004 Annual Report. In addition to this solicitation by mail, several regular employees of the Company may solicit proxies in person or by telephone. The Company has also retained the firm of Georgeson Shareholder Communications, Inc. to aid in the solicitation of brokers, banks and institutional and other shareholders for a fee of approximately $12,500, plus reimbursement of expenses. All costs of the solicitation of proxies will be borne by the Company. On the accompanying proxy a shareholder may substitute the name of another person in place of those persons presently named as proxies. In order to vote, a substitute must present adequate identification to the Secretary before the voting occurs.

     CHANGING YOUR VOTE. You may change your vote at any time before the proxy is exercised. If you voted by mail, you may revoke your proxy at any time before it is voted by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the meeting or by giving written notice to the Secretary. If you voted by telephone or the Internet you may also change your vote with a timely and valid later telephone or Internet vote, as the case may be. Attendance at the meeting will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the meeting.

     ELECTRONIC DELIVERY OF PROXY MATERIALS AND ANNUAL REPORT. This Proxy Statement and the Company's 2004 Annual Report are available on the Company's Web site at www.jnj.com. Instead of receiving paper copies of next year's Proxy Statement and Annual Report in the mail, shareholders can elect to receive an e-mail message which will provide a link to these documents on the Web site. By opting to access your proxy materials online, you will save the Company the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources. Johnson & Johnson shareholders who have enrolled in the electronic proxy delivery service previously will receive their materials online this year.

     Shareholders of record may enroll in the electronic proxy and Annual Report access service for future Annual Meetings of Shareholders by registering online at www.econsent.com/jnj. If you vote by Internet, simply follow the prompts that will link you to www.econsent.com/jnj. Beneficial or "street name" shareholders who wish to enroll in electronic access service should review the information provided in the proxy materials mailed to them by their bank or broker.

     JOHNSON & JOHNSON EMPLOYEE SAVINGS PLANS. If you are an employee and hold stock in one of the Johnson & Johnson employee savings plans, you will receive one proxy card which covers those shares held for you in your savings plan, as well as any other shares registered in your own name. If you vote in any of the three ways described above by 5:00 p.m. on April 26, the Trustee of your savings plan will vote your shares as you have directed. In accordance with the terms of the Johnson & Johnson Savings Plan and the Johnson & Johnson Puerto Rico Retirement Savings Plan, if you hold shares in either Plan and do not vote, the Plan Trustee will vote your shares in direct proportion to the shares held in that Plan for which votes will be cast. If you hold shares in any other Johnson & Johnson employee savings plan, including the Savings Plan for Union Represented Employees, and do not vote, the Plan Trustee will not vote your shares. Participants in the Johnson & Johnson employee savings plans may attend the Annual Meeting. However, shares held in those plans can only be voted as described in this paragraph, and cannot be voted at the meeting.

     REDUCE DUPLICATE MAILINGS. The Company is required to provide an Annual Report to all shareholders who receive this Proxy Statement. If you are a shareholder of record and have more than one account in your name or at the same address as other shareholders of record, you may authorize the Company to discontinue mailings of multiple Annual Reports. To do so, mark the designated box on each proxy card for which you wish to discontinue receiving a duplicate Annual Report. If you are voting by telephone or the Internet you can either follow the prompts when you vote or give us instructions to discontinue mailings of future duplicate Annual Reports.

     SHAREHOLDER PROPOSALS. To be included in the Board of Directors' Proxy Statement and proxy card for the 2006 Annual Meeting of Shareholders, a shareholder proposal must be received by the Company on or before November 16, 2005. In addition, under the terms of the Company's By-Laws, a shareholder who intends to present an item of business at the 2006 Annual Meeting of Shareholders (other than a proposal submitted for inclusion in the Company's proxy materials) must provide notice of such business to the Company on or before November 16, 2005. Proposals and other items of business should be directed to the attention of the Secretary at the principal office of the Company, One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933.

                         ITEM 1: ELECTION OF DIRECTORS

     NOMINEES. There are 12 nominees for election as directors of the Company to hold office until the next Annual Meeting and until their successors have been duly elected and qualified.

     If the enclosed proxy is properly executed and received in time for the meeting, it is the intention of the persons named in the proxy to vote the shares represented thereby for the persons nominated for election as directors unless authority to vote shall have been withheld. If any nominee should refuse or be unable to serve, an event which is not anticipated, the proxy will be voted for such person as shall be designated by the Board of Directors to replace such nominee or, in lieu thereof, the Board of Directors may reduce the number of directors.

     All of the nominees were elected to the Board at the last Annual Meeting and all are currently serving as directors of the Company, except for Dr. Michael M. E. Johns and Ms. Christine A. Poon, each of whom is a nominee for the first time. In keeping with the Board's policy on retirement of directors, Dr. Gerard Burrow and Dr. M. Judah Folkman are not standing for re-election. In addition, as previously announced, Mr. Henry Schacht has decided not to stand for re-election.

     Following are summaries of the background, business experience and descriptions of the principal occupations of the nominees.

[Mary Sue Coleman           MARY SUE COLEMAN, Ph.D., President, University of Michigan.
Photo]                      Dr. Coleman, 61, was elected to the Board of Directors in
                            2003 and is a member of the Audit Committee and the Science
                            & Technology Advisory Committee. She has served as President of the University of Michigan since August 2002, after
                            having served as President of the University of Iowa from
                            1995 to July 2002. In addition to her current position as
                            President, Dr. Coleman is a professor of biological
                            chemistry in the University of Michigan Medical School and a professor of chemistry in the University of Michigan College of Literature, Science and the Arts. Prior to 1995, Dr.
                            Coleman served as Provost and Vice President for Academic
                            Affairs at the University of New Mexico, Vice Chancellor for
                            Graduate Studies & Research and Associate Provost and Dean
                            of Research at the University of North Carolina at Chapel
                            Hill, and a member of the biochemistry faculty and an
                            administrator at the Cancer Center of the University of
                            Kentucky in Lexington. Elected to the National Academy of
                            Sciences' Institute of Medicine in 1997, Dr. Coleman is a
                            Fellow of the American Academy of Arts and Sciences and the
                            American Association for the Advancement of Science. Dr.
                            Coleman is a director of Meredith Corporation and a Trustee of the John S. and James L. Knight Foundation and the Gerald
                            R. Ford Foundation.

----------------------------------------------------------------------------------------

[James G. Cullen            JAMES G. CULLEN, Retired President and Chief Operating
Photo]                      Officer, Bell Atlantic Corporation.
                            Mr. Cullen, 62, was elected to the Board of Directors in
                            1995 and is the Presiding Director of the Board, Chairman of
                            the Audit Committee and a member of the Nominating &
                            Corporate Governance Committee. Mr. Cullen retired as
                            President and Chief Operating Officer of Bell Atlantic
                            Corporation in 2000. He had assumed those positions in 1998, after having been Vice Chairman since 1995 and, prior to
                            that, President since 1993. He was President and Chief
                            Executive Officer of Bell Atlantic-New Jersey, Inc. from
                            1989 to 1993. He is a Director of Neustar, Inc. (private
                            company) and Prudential Life Insurance Company and a
                            Director and non-executive Chairman of Agilent Technologies,
                            Inc.

----------------------------------------------------------------------------------------


[Robert J. Darretta    ROBERT J. DARRETTA, Vice Chairman, Board of Directors; Chief Financial Officer and Member,
Photo]                 Executive Committee.
                       Mr. Darretta, 58, was elected to the Board of Directors in 2002. Mr. Darretta joined the
                       Company in 1968 and held several accounting and finance positions before becoming Managing
                       Director of Ethicon Italy in 1985. He was named President of IOLAB Corporation in 1988 and in 1995 became Treasurer of the Company. Mr. Darretta was named Vice President, Finance and Chief Financial Officer and appointed to the Executive Committee in 1997. He was appointed Executive Vice President in 2002 and Vice Chairman in January 2004.

-----------------------------------------------------------------------------------------------------------------

[Michael M. E. Johns   MICHAEL M. E. JOHNS, M.D., Executive Vice President for Health Affairs, Emory University;
Photo]                 Chief Executive Officer of the Robert W. Woodruff Health Sciences Center, Emory
                       University; Chairman of Emory Healthcare, Emory University.
                       Dr. Johns, 63, has served since June 1996 as Executive Vice President for Health Affairs
                       and Chief Executive Officer of the Robert W. Woodruff Health Sciences Center, Emory
                       University; Chairman of Emory Healthcare, Emory University. As the Executive Vice
                       President for Health Affairs of Emory University, he oversees Emory University's widespread academic and clinical programs in health sciences and leads strategic planning initiatives for both patient care and research. In addition, since 1996, Dr. Johns has served as the Chairman of the Board of Emory Healthcare, the largest health care system in
                       Georgia. From 1990 to 1996, Dr. Johns served as Dean of the Johns Hopkins School of
                       Medicine and Vice President of the Medical Faculty at Johns Hopkins University. Dr. Johns
                       is a Director of Genuine Parts Company.

-----------------------------------------------------------------------------------------------------------------

[Ann Dibble Jordan     ANN DIBBLE JORDAN, Former Director, Social Services Department, Chicago Lying-In Hospital,
Photo]                 University of Chicago Medical Center.
                       Mrs. Jordan, 70, was elected to the Board of Directors in 1981 and is a member of the
                       Compensation & Benefits Committee and the Chairman of the Public Policy Advisory
                       Committee. She assumed her previous responsibilities at Chicago Lying-In Hospital in 1970 after having served as a Caseworker and then a Senior Caseworker at the University of
                       Chicago Hospital. She is also a former Assistant Professor at the University of Chicago
                       School of Social Service Administration. She is a Director of Automatic Data Processing,
                       Catalyst and Citigroup Inc. Mrs. Jordan is also a Director of The Phillips Collection, The
                       National Symphony Orchestra (Chairman of the Board), Sloan Kettering Medical Center, The
                       University of Chicago and WETA (public broadcasting station).

-----------------------------------------------------------------------------------------------------------------


[Arnold G. Langbo           ARNOLD G. LANGBO, Retired Chairman of the Board and Chief
Photo]                      Executive Officer, Kellogg Company.
                            Mr. Langbo, 67, was elected to the Board of Directors in
                            1991 and is a member of the Nominating & Corporate
                            Governance Committee and Chairman of the Compensation &
                            Benefits Committee. Mr. Langbo retired as Chairman of the
                            Board of Kellogg Company in 2000. He had held that position since 1992 after having been President and Chief Operating
                            Officer of Kellogg since 1990. He also served as Chief
                            Executive Officer from 1992 until 1999. Mr. Langbo joined
                            Kellogg Canada Inc. in 1956 and served in a number of
                            management positions in Canada and the United States before being named President of Kellogg International in 1986. Mr.
                            Langbo is a Director of Weyerhaeuser Company, Whirlpool
                            Corporation and The International Youth Foundation.
----------------------------------------------------------------------------------------
[Susan L. Lindquist         SUSAN L. LINDQUIST, Ph.D., Member and Former Director,
Photo]                      Whitehead Institute for Biomedical Research; Professor of
                            Biology, Massachusetts Institute of Technology.
                            Dr. Lindquist, 55, was elected to the Board of Directors in
                            2004 and is a member of the Science & Technology Advisory
                            Committee and the Public Policy Advisory Committee. Since
                            2001, Dr. Lindquist has concurrently been affiliated with
                            Whitehead Institute, a non-profit, independent research and educational institution, and served as a Professor of
                            Biology at Massachusetts Institute of Technology. Dr.
                            Lindquist served as Director of Whitehead Institute from
                            2001 to 2004 and currently serves as a Member. Previously
                            she had been affiliated with the University of Chicago for over 20 years, most recently as the Albert D. Lasker
                            Professor of Medical Sciences in the Department of Molecular
                            Genetics and Cell Biology. Between 1988 and 2001, Dr.
                            Lindquist was also an Investigator in the Howard Hughes
                            Medical Institute. She was elected to the American Academy of Arts and Sciences in 1996 and the National Academy of
                            Sciences in 1997 and became a Fellow in the American Academy of Microbiology in 1997. Dr. Lindquist has received the
                            Dickson Prize in Medicine (2002) and the Novartis Drew Award
                            in Biomedical Research (2000) and in 2002 was named by
                            Discover Magazine as one of the 50 most important women in science. She is a Director of Fold-Rx, a private start-up
                            company.
----------------------------------------------------------------------------------------

[Leo F. Mullin Photo]  LEO F. MULLIN, Retired Chairman and Chief Executive Officer, Delta Air Lines, Inc.
                       Mr. Mullin, 62, was elected to the Board of Directors in 1999 and is a member of the Audit
                       Committee and the Nominating & Corporate Governance Committee. Mr. Mullin retired as Chief
                       Executive Officer of Delta in December 2003 and Chairman in May 2004, after having served as Chief Executive Officer of Delta since 1997 and Chairman since 1999. Mr. Mullin currently serves as a Senior Advisor, on a part-time basis, to Goldman Sachs Capital
                       Partners, a private equity fund group. Mr. Mullin was Vice Chairman of Unicom Corporation and its principal subsidiary, Commonwealth Edison Company, from 1995 to 1997. He was an executive of First Chicago Corporation from 1981 to 1995, serving as that company's
                       President and Chief Operating Officer from 1993 to 1995, and as Chairman and Chief
                       Executive Officer of American National Bank, a subsidiary of First Chicago Corporation, from 1991 to 1993. Mr. Mullin is also a Director of BellSouth Corporation and the Juvenile
                       Diabetes Research Foundation. He is a member of The Business Council.
-----------------------------------------------------------------------------------------------------------------
[Christine A. Poon     CHRISTINE A. POON, Vice Chairman; Worldwide Chairman, Medicines & Nutritionals; and
Photo]                 Member, Executive Committee.
                       Ms. Poon, 52, joined the Company in 2000 as a Company Group Chairman in the
                       Pharmaceuticals Group. Ms. Poon became a Member of the Executive Committee and Worldwide
                       Chairman, Pharmaceuticals Group in 2001, was named Worldwide Chairman, Medicines &
                       Nutritionals in 2003 and was appointed Vice Chairman of the Company in January 2005. Prior
                       to joining the Company, she served in various management positions at Bristol-Myers Squibb for 15 years, most recently as President of International Medicines (1998-2000) and
                       President of Medical Devices (1997-1998).
-----------------------------------------------------------------------------------------------------------------
[Steven S Reinemund    STEVEN S REINEMUND, Chairman and Chief Executive Officer, PepsiCo.
Photo]                 Mr. Reinemund, 56, was elected to the Board of Directors in 2003 and is a member of the
                       Compensation & Benefits Committee and the Nominating & Corporate Governance Committee. Mr.
                       Reinemund has been Chairman and Chief Executive Officer of PepsiCo since May 2001. He was elected a director of PepsiCo in 1996 and before assuming his current position, served as
                       President and Chief Operating Officer from September 1999 until May 2001. Mr. Reinemund began his career with PepsiCo in 1984 at Pizza Hut, Inc. and held various management positions until 1992 when he became President and Chief Executive Officer of Frito-Lay,
                       Inc., and Chairman and Chief Executive Officer of the Frito-Lay Company in 1996. Mr.
                       Reinemund also serves on the Board of The United Negro College Fund.
-----------------------------------------------------------------------------------------------------------------

[David Satcher, M.D.,       DAVID SATCHER, M.D., Ph.D., Interim President, Morehouse
Ph.D. Photo]                School of Medicine.
                            Dr. Satcher, 64, was elected to the Board of Directors in
                            2002 and is a member of the Science & Technology Advisory
                            Committee and the Public Policy Advisory Committee. Dr.
                            Satcher assumed his current post at Morehouse School of
                            Medicine in December 2004, after having served as Director of the School's National Center for Primary Care since
                            September 2002. In February 2002, Dr. Satcher completed his four-year term as the Surgeon General of the United States.
                            He also served as the U.S. Assistant Secretary for Health
                            from February 1998 to January 2001. From 1993 to 1998, Dr.
                            Satcher served as Director of the Centers for Disease
                            Control and Prevention and Administrator of the Agency for
                            Toxic Substances and Disease Registry. Dr. Satcher served as
                            President of Meharry Medical College in Nashville, Tennessee
                            from 1982 to 1993. Dr. Satcher is a fellow of the American
                            Academy of Family Physicians, the American College of
                            Preventive Medicine and the American College of Physicians.
                            He has received numerous honorary degrees and awards,
                            including the Jimmy and Rosalynn Carter Award for
                            Humanitarian Contributions to the Health of Humankind, the
                            New York Academy of Medicine Lifetime Achievement Award and
                            the National Association of Mental Illness Distinguished
                            Service Award. Dr. Satcher serves on the Boards of Action
                            for Healthy Kids, American Foundation for Suicide
                            Prevention, Kaiser Family Foundation and Task Force on Child
                            Survival.
----------------------------------------------------------------------------------------
[William C. Weldon          WILLIAM C. WELDON, Chairman, Board of Directors and Chief
photo]                      Executive Officer; Chairman, Executive Committee.
                            Mr. Weldon, 56, was elected to the Board of Directors and
                            named Vice Chairman of the Board in 2001 and assumed his
                            current responsibilities in 2002. Mr. Weldon joined the
                            Company in 1971, and served in several sales, marketing and international management positions before becoming President of Ethicon Endo-Surgery in 1992 and Company Group Chairman
                            of Ethicon Endo-Surgery in 1995. He was appointed to the
                            Executive Committee and named Worldwide Chairman,
                            Pharmaceuticals Group in 1998. Mr. Weldon is the Vice
                            Chairman of The Business Council and a member of the
                            Sullivan Commission on Diversity in the Healthcare
                            Workforce. He is a Trustee of Quinnipiac University and
                            serves on the Liberty Science Center Chairman's Advisory
                            Council. Mr. Weldon also serves as a member of the Board of
                            Directors, Executive Committee member and Chairman of the
                            Pharmaceutical Research and Manufacturers of America. He has
                            been nominated as a Director of J.P. Morgan Chase & Co.

----------------------------------------------------------------------------------------

DETERMINATION OF INDEPENDENCE

     The Board of Directors has determined that the following directors (and nominees), comprising all of the non-employee directors (and nominees), should be deemed "independent" under the listing standards of the New York Stock Exchange, as well as in the assessment of the Board: Dr. Coleman, Mr. Cullen, Dr. Johns, Mrs. Jordan, Mr. Langbo, Dr. Lindquist, Mr. Mullin, Mr. Reinemund and Dr. Satcher. In order to assist the Board in making this determination, the Board has adopted "Standards of Independence" as part of the Company's Principles of Corporate Governance, which are attached to this Proxy Statement as Exhibit 2 and also available on the Company's Web site at www.investor.jnj.com/governance. These Standards identify material relationships that a director may have with the Company (or any affiliate) which would interfere with the director's ability to exercise independent judgment. Each of the directors identified above is deemed to meet the standards set forth in those Standards of Independence.

STOCK OWNERSHIP/CONTROL

     The following table sets forth information regarding beneficial ownership of the Company's Common Stock owned by each director and each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. Each of the individuals/groups listed below is the owner of less than one percent of the Company's outstanding shares. Because they serve as co-trustees of two trusts which hold stock for the benefit of others, Messrs. Weldon and Darretta "control" an additional 11,862,194 shares of the Company's stock in which they have no economic interest. In addition to such shares, the directors and executive officers as a group own/control a total of 1,032,461 shares, the aggregate of 12,894,655 shares representing less than 1% of the shares outstanding. All stock ownership is as of February 18, 2005 (except shares held in the Company's Savings Plans, which are listed as of January 31,
2005).

                                               NUMBER OF   COMMON STOCK   SHARES UNDER
                                                COMMON      EQUIVALENT    EXERCISABLE
NAME                                           SHARES(1)     UNITS(2)      OPTIONS(3)
----                                           ---------   ------------   ------------
Gerard N. Burrow.............................      9,156       7,257          33,250
Mary Sue Coleman.............................        637       1,802           7,600
James G. Cullen..............................     65,643      18,933          33,250
Robert J. Darretta...........................    209,182      16,833         727,000
Russell C. Deyo..............................    135,021      13,354         568,200
M. Judah Folkman.............................      2,300      11,452          27,250
Ann Dibble Jordan............................      6,076      14,748          33,250
Arnold G. Langbo.............................      1,785      36,756          33,250
Susan L. Lindquist...........................        190         312           7,600
Leo F. Mullin................................      6,408       8,390          26,250
Per A. Peterson..............................     27,034          --         353,900
Christine A. Poon............................     44,821       4,192         310,000
Steven S Reinemund...........................      1,200       1,648           7,600
David Satcher................................        660       2,193          13,900
Henry B. Schacht.............................      2,389      12,821          31,050
William C. Weldon............................    207,482      15,587       1,228,175

All directors and executive officers as a
  group(21)..................................  1,032,461     177,687       4,737,725

------------------
(1) The shares described as "owned" are shares of the Company's Common Stock owned by each listed person and by members of his or her household and are held either individually, jointly or pursuant to a trust arrangement. The directors and executive officers disclaim beneficial ownership of an aggregate of 44,884 of these shares, including, 400 shares listed as owned by Dr. Burrow, 30,000 shares listed as owned by Mr. Cullen, 7,583 shares listed as owned by Mr. Deyo and 900 shares listed as owned by Mr. Langbo.
(2) Includes Common Stock equivalent units credited to non-employee directors under the Deferred Fee Plan for Non-Employee Directors and Common Stock equivalent units credited to the executive officers under the Executive Income Deferral Plan.
(3) Includes shares under options exercisable on February 14, 2005 and options which become exercisable within 60 days thereafter.

DIRECTORS' FEES, COMMITTEES AND MEETINGS

     Directors who are employees of the Company receive no compensation for their services as directors or as members of committees. On February 14, 2005, the Board of Directors approved a new compensation plan for Non-Employee Directors. The compensation plan in effect for fiscal year 2004, as well as the new compensation plan, are described below:

     PREVIOUS COMPENSATION PLAN (2004). Each Non-Employee Director received an annual fee of $65,000 for his or her services as director. Of such annual fee, $20,000 was required to be deferred in Common Stock equivalent units under the Deferred Fee Plan for Non-Employee Directors until termination of his or her directorship. In addition, directors received $5,000 for service on a committee of the Board of Directors, or $8,000 if chairperson of the committee. Non-Employee Directors were eligible to receive a meeting fee of $1,500 per day if they attended a committee meeting held on a day other than a Board of Directors meeting day. In fiscal year 2004, a total of $1,500 was paid to one director for attending one such meeting. Meeting fees were not paid for participating in telephonic committee meetings. Directors also received non-retainer equity compensation each year in the form of a stock option grant. The number of options granted was determined annually. In February 2004, the Non-Employee Directors were each granted options to acquire 7,600 shares under the Company's 2000 Stock Option Plan. Options granted to Non-Employee Directors become exercisable on the first anniversary of the date of grant. In addition, each director received an award valued at approximately $10,000 in the form of the Company's Common Stock upon first becoming a member of the Board of Directors.

     NEW COMPENSATION PLAN (2005). Under the new compensation plan each Non-Employee Director will receive an annual fee of $85,000 for his or her services as director. In addition, Non-Employee Directors will receive $5,000 for service on a committee of the Board of Directors, or $15,000 if chairperson of the committee. The Presiding Director is paid an additional annual fee of $10,000. Non-Employee Directors are eligible to receive a meeting fee of $1,500 per day if they attend a committee meeting held on a day other than a Board of Directors meeting day. Meeting fees are not paid for participating in telephonic committee meetings. There will be no required deferral of fees into Common Stock equivalent units; however, each Director may elect to defer all or any portion of his or her fees into Common Stock equivalent units under the Deferred Fee Plan for Non-Employee Directors until termination of his or her directorship. Non-Employee Directors will no longer receive stock option grants. Instead, under the 2005 Long-Term Incentive Plan being submitted to the shareholders for approval at the Annual Meeting, each Non-Employee Director would receive non-retainer equity compensation each year in the form of restricted stock having a value of $100,000. In February 2005, the Non-Employee Directors were each granted 1,511 shares of restricted stock under, and subject to shareholder approval of, the 2005 Long-Term Incentive Plan. These shares of restricted stock will not be issued unless such Plan is approved by the shareholders. In addition, each future Non-Employee Director will receive a one-time grant of 1,000 shares of Company Common Stock upon first becoming a member of the Board of Directors.

     DEFERRED FEE PLAN FOR NON-EMPLOYEE DIRECTORS. Under the Deferred Fee Plan for Non-Employee Directors, a director may elect to defer payment of all or a part of the fees until or beyond termination of his or her directorship. Deferred fees earn additional amounts based on a hypothetical investment in the Company's Common Stock. (Directors who have served on the Board since prior to January 1, 1996, instead may elect to "invest" deferred fees into units under the Certificate of Extra Compensation Program, up to the time of termination of his/her directorship. Currently, no Directors have elected this option.) Deferred fees beyond termination of directorship can only earn additional amounts based on a hypothetical investment in the Company's Common Stock. All Common Stock equivalent units held in each Non-Employee Director's Deferred Fee Account receive dividend equivalents.

     ADDITIONAL ARRANGEMENTS. The Company pays for or provides (or reimburses directors for out-of-pocket costs incurred for) transportation, hotel, food and other incidental expenses related to attending Board and committee meetings or participating in director education programs and other director orientation or educational meetings. In addition, directors are eligible to participate in the Company's matching gift program, pursuant to which the Company will pay on a two-to-one basis up to $25,000 per year in contributions to educational or certain other charitable institutions.

     During the last fiscal year the Board of Directors held seven regularly scheduled meetings and one special telephonic meeting. Each director attended at least 75% of the total regularly scheduled and special meetings of the Board of Directors and the committees on which he or she served, except for Dr. Folkman. A discussion of the role of the Board of Directors in the Company's strategic planning process can be found on the Company's Web site at www.investor.jnj.com/governance in the Corporate Governance section.

     The Board of Directors has a standing Audit Committee, Compensation & Benefits Committee and Nominating & Corporate Governance Committee. Under their Charters, each of these Committees is authorized and assured of appropriate funding to retain and consult with external advisors, consultants and counsel.

     The members of the Audit Committee are Dr. Coleman, Mr. Mullin, Mr. Schacht and Mr. Cullen (Chairman). The Audit Committee is comprised entirely of non-employee members of the Board of Directors, each of whom has been determined to be "independent" under the listing standards of the New York Stock Exchange. The Committee operates under a written charter adopted by the Board of Directors, which is required to be provided to shareholders every three years, unless amended earlier. A copy of the Charter of the Audit Committee is available on the Company's Web site at www.investor.jnj.com/governance. The Audit Committee assists the Board of Directors by providing oversight of financial management and the independent auditors and ensuring that management is maintaining an adequate system of internal control such that there is reasonable assurance that assets are safeguarded and that financial reports are properly prepared; that there is consistent application of generally accepted accounting principles; and that there is compliance with management's policies and procedures. In addition, the Audit Committee assists the Board in oversight of legal compliance programs. In performing these functions, the Audit Committee meets periodically with the independent auditors, management, and internal auditors (including in private sessions) to review their work and confirm that they are properly discharging their respective responsibilities. In addition, the Audit Committee recommends the independent auditors for appointment by the Board of Directors. The Audit Committee met five times during the last fiscal year, plus four telephonic meetings were held prior to the release of the quarterly earnings. Any employee or other person who wishes to contact the Audit Committee to report fiscal improprieties or complaints about internal accounting controls or other accounting or auditing matters can access and submit an e-mail at www.jnj.com/AuditCommittee. The Board has determined that Mr. Cullen, the Chairman of the Audit Committee and an independent director, is an "audit committee financial expert" under the rules and regulations of the Securities and Exchange Commission for purposes of Section 407 of the Sarbanes-Oxley Act.

     The members of the Compensation & Benefits Committee are Mrs. Jordan, Mr. Reinemund and Mr. Langbo (Chairman), each of whom has been determined to be "independent" under the listing standards of the New York Stock Exchange. The primary function of the Compensation & Benefits Committee is to discharge the Board's duties and responsibilities relating to compensation of the Company's directors and executive officers and oversee the management of the various pension, savings, health and welfare plans that cover the Company's employees. The Committee also reviews the compensation philosophy and policy of the Management Compensation Committee, a non-Board committee composed of Mr. Weldon (Chairman), Mr. Darretta (Vice Chairman), Ms. Poon (Vice Chairman) and Ms. Foster-Cheek (Vice President, Human Resources), which determines management compensation and establishes fringe benefit and other compensation policies (except for executive officers of the Company). The Compensation & Benefits Committee is also responsible for the administration of the Company's stock option and equity plans and is the approving authority for management recommendations with respect to stock option and stock grants. During the last fiscal year there were five meetings of the Compensation & Benefits Committee. A copy of the Charter of the Compensation & Benefits Committee can be found on the Company's Web site at www.investor.jnj.com/governance.

     The members of the Nominating & Corporate Governance Committee are Dr. Burrow, Mr. Cullen, Mr. Langbo, Mr. Mullin, Mr. Reinemund and Mr. Schacht (Chairman). Each of the members of the Nominating & Corporate Governance Committee has been determined to be "independent" under the listing standards of the New York Stock Exchange. The Nominating & Corporate Governance Committee is responsible for overseeing matters of corporate governance, including the evaluation of the performance and practices of the Board of Directors. The Committee also oversees the process for performance evaluations of each of the Committees of the Board. It is also within the Charter of the Nominating & Corporate Governance Committee to review the Company's management succession plans and executive resources. In addition, the Nominating & Corporate Governance Committee reviews possible candidates for the Board of Directors and recommends the nominees for directors to the Board of Directors for approval. The Nominating & Corporate Governance Committee met five times during the last fiscal year. A copy of the Charter of the Nominating & Corporate Governance Committee can be found on the Company's Web site at www.investor.jnj.com/governance.

CORPORATE GOVERNANCE

     DIRECTOR NOMINATION PROCESS. The Nominating & Corporate Governance Committee reviews possible candidates for the Board of Directors and recommends the nominees for directors to the Board of Directors for approval. The Board of Directors has adopted General Criteria for Nomination to the Board of Directors, which, as part of the Principles of Corporate Governance is posted on the Company's Web site at www.investor.jnj.com/governance. These Criteria describe specific traits, abilities and experience that the Nominating & Corporate Governance Committee and the Board look for in determining candidates for election to the Board. The Nominating & Corporate Governance Committee considers suggestions from many sources, including shareholders, regarding possible candidates for directors. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company at One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933. Possible candidates who have been suggested by shareholders are evaluated by the Nominating & Corporate Governance Committee in the same manner as are other possible candidates. During the past year, the Nominating & Corporate Governance Committee retained a third-party executive recruitment firm to assist the Committee members in the process of identifying and evaluating potential nominees for the Board.

     Since the 2004 Annual Meeting of Shareholders, the Board of Directors has elected no directors to the Board and has nominated Dr. Michael Johns and Ms. Christine Poon for election at the Annual Meeting. Each of these individuals were recommended for election and nominated by the independent directors on the Nominating & Corporate Governance Committee.

     SHAREHOLDER COMMUNICATION WITH THE BOARD. Shareholders, employees and others may contact any of the Company's directors (including the Presiding Director) by writing to them c/o Johnson & Johnson, One Johnson & Johnson Plaza, Room WH 2133, New Brunswick, NJ 08933 USA. Shareholders, employees and others may also contact any of the Non-Employee Directors by accessing and submitting an e-mail at www.jnj.com/PresidingDirector. General comments to the Company (including complaints or questions about a product) should be sent by accessing www.jnj.com/contact _ us/general _ inquiries. The Company's process for handling shareholder communications to the Board has been approved by the independent directors and can be found at www.investor.jnj.com/governance/board.cfm.

     CORPORATE GOVERNANCE MATERIALS. On the Company's corporate governance Web site at www.investor.jnj.com/governance, shareholders can see the Company's Principles of Corporate Governance, Charters of the Audit Committee, Compensation & Benefits Committee and

Nominating & Corporate Governance Committee, the Policy on Business Conduct for employees and the Code of Business Conduct & Ethics for Directors and Executive Officers. Copies of these documents are available to shareholders without charge upon written request to the Secretary at the Company's principal address.

     ANNUAL MEETING OF SHAREHOLDERS. It has been the longstanding practice of the Company for all directors to attend the Annual Meeting of Shareholders. All directors who were elected to the Board at the last Annual Meeting were in attendance, except for Dr. Coleman who was required to attend a meeting of the Michigan Board of Regents.

     EXECUTIVE SESSIONS. Each of the Audit, Compensation & Benefits and Nominating & Corporate Governance Committees met at least twice during 2004 in Executive Sessions without members of management present. The Non-Employee Directors met six times during 2004 in Executive Sessions (following all but one regularly scheduled Board Meeting) without the Chairman/CEO or any other member of management present.

     PRESIDING DIRECTOR. The Non-Employee Directors have selected Mr. Cullen to serve as the Presiding Director. Among the basic duties and responsibilities of the Presiding Director, as described in the Company's Principles of Corporate Governance and as embedded in the Company's processes, are the following:

     - Agenda for Board Meetings. The Presiding Director reviews in advance the schedule of Board and Committee meetings and the agenda for each Board meeting (and requests changes as he or she deems appropriate in order to ensure that the interests and requirements of the independent directors are appropriately addressed).

     - Executive Sessions. The Presiding Director chairs and has the authority to call and schedule Executive Sessions.

     - Communication with Management. After each Executive Session of the independent directors, the Presiding Director communicates with the Chairman to provide feedback and also to effectuate the decisions and recommendations of the independent directors. In addition, the Presiding Director is expected to act as an intermediary between the non-employee directors and management when special circumstances exist or communication out of the ordinary course is necessary.

     - Communication with Shareholders and Employees. Under the Board's guidelines for handling shareholder and employee communications to the Board, the Presiding Director is advised promptly of any communications directed to the Board or any member of the Board that allege misconduct on the part of Company management or raise legal, ethical or compliance concerns about Company policies or practices.

     - Evaluation of Chairman/Chief Executive Officer. The Presiding Director, in conjunction with the Compensation & Benefits Committee, participates in the annual performance evaluation of the Chief Executive Officer.

     CONSULTING AGREEMENT. The Company has entered into a consulting agreement with Dr. Folkman, a member of the Board, pursuant to which, at the Company's request, he may attend and participate in occasional scientific meetings of the Company and its affiliates. In 2004, Dr. Folkman attended no such meetings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company believes that during 2004 all reports for the Company's executive officers and directors that were required to be filed under Section 16 of the Securities Exchange Act of 1934 were filed on a timely basis, except that Mr. Langbo, a member of the Board, failed to file two reports to reflect two sales of an aggregate of 194 shares of Common Stock executed by brokers for Mr. Langbo's Individual Retirement Accounts in April 2003 and January 2004. These transactions have subsequently been reported.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of the financial management, legal compliance programs, independent auditors and financial reporting controls and accounting policies and procedures of the Company. The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditors.

     In this context, the Committee has met and held discussions with management and the internal and independent auditors (including private sessions with the internal auditors, the independent auditors, the Chief Financial Officer and the General Counsel at each Audit Committee meeting). Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

     The Committee has discussed with the independent auditors matters required to be discussed by the applicable Auditing Standards as periodically amended (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties). In addition, the independent auditors provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee and the independent auditors have discussed the auditors' independence from the Company and its management, including the matters in those written disclosures. Additionally, the Committee considered the non-audit services provided by the independent auditors and the fees and costs billed and expected to be billed by the independent auditors for those services (as shown on page 34 of this proxy statement). All of the non-audit services provided by the independent auditors since February 10, 2003, and the fees and costs incurred in connection with those services, have been pre-approved by the Committee in accordance with the Audit and Non-Audit Services Pre-Approval Policy, as adopted by the Committee. (This policy is discussed in further detail on page 35 of this proxy statement.) When approving the retention of the independent auditors for these non-audit services, the Committee has considered whether the retention of the independent auditors to provide those services is compatible with maintaining auditor independence.

     In reliance on the reviews and discussions with management and the independent auditors referred to above, the Committee believes that the non-audit services provided by the independent auditors are compatible with, and did not impair, auditor independence.

     The Committee also has discussed with the Company's internal and independent auditors, with and without management present, their evaluations of the Company's internal accounting controls and the overall quality of the Company's financial reporting.

     In further reliance on the reviews and discussions with management and the independent auditors referred to above, the Audit Committee recommended to the Board of Directors on February 14, 2005, and the Board has approved, the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 2005, for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors, and the Board has approved, subject to shareholder ratification, the selection of the Company's independent auditors.

                                          Mr. James G. Cullen, Chairman
                                          Dr. Mary Sue Coleman
                                          Mr. Leo F. Mullin
                                          Mr. Henry B. Schacht

       COMPENSATION & BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation & Benefits Committee is comprised of three independent non-employee directors whose names are listed at the end of this report. These directors meet the independence requirements of the New York Stock Exchange. The Committee sets the principles and strategies that serve to guide the design of the Company's employee compensation and benefit programs. The Committee annually evaluates the performance of the Chairman/CEO, Vice Chairmen and other executive officers. Taking the performance evaluations into consideration, the Committee establishes and approves the compensation levels, including stock-based awards, for the Chairman/CEO, Vice Chairmen and other executive officers with consultation from an external compensation expert.

                       EXECUTIVE COMPENSATION PRINCIPLES

     The Company's objective is to attract, retain, motivate and reward high caliber executives who deliver superior short and long-term performance that builds shareholder value. To achieve the Company's objective, the Committee has set the following guiding principles in the design and administration of the Company's compensation programs:

     - Compensation should encourage behavior that is consistent with the ethical values embodied in the Johnson & Johnson Credo.

     - Executives' total compensation levels must be competitive with peer companies and tied to relative shareholder returns.

     - Incentive plans are designed to balance short-term and long-term financial and strategic objectives that build shareholder value and reward overall Company performance.

     - Incentive compensation (both annual and long-term) is greater for more senior positions as scope and level of business responsibilities increase.

     - Total compensation is managed following our "Pay for Performance" philosophy such that individual compensation awards are tied to business and individual performance with a portion of executive compensation designed to create incentives for superior performance and consequences for below target performance.

     The Committee, working with an external compensation consultant, annually evaluates the compensation of key executives against a group of 45 peer companies. These companies have been chosen as a benchmark for establishing executive compensation pay levels because of their relevance to Johnson & Johnson for the attraction and retention of talent. This comparison group is subject to occasional change as the Company or its competitors change their focus, merge or are acquired, or as new competitors emerge.

                       COMPONENTS OF COMPENSATION PROGRAM

     There are three major elements of Johnson & Johnson's compensation program: base salary, annual incentive and long-term incentives.

BASE SALARY

     The base salary for all employees exempt from the Fair Labor Standards Act, which includes executives, is managed through the Johnson & Johnson Salary Administration Program. Under this program, increases in base salary are governed by guidelines covering three factors: merit (an individual's performance); market parity (to adjust salaries of high performing individuals based on the competitive market); and promotions (to reflect increases in responsibility). In assessing market parity, the Company targets to pay base salaries that are, overall, equal on average to the peer group of companies referred to above.

     These guidelines are set each year to reflect the competitive environment and to control the overall cost of salary growth. Merit increases are based on individual performance and can range from 0% to over 200% of the merit guideline. Guidelines for market parity and promotion adjustments are as approved in each operating company's budget. Those guidelines are determined based on each operating company's overall competitive position with respect to salaries paid versus the marketplace.

ANNUAL CASH AND STOCK INCENTIVE COMPENSATION PROGRAMS

     To reward performance, Johnson & Johnson provides its executive officers with additional compensation in the form of annual incentives which are competitive with annual incentives provided by other companies in the peer group. No fixed weighting or formula is applied by the Compensation & Benefits Committee to corporate performance versus individual performance in determining the annual incentive awards for the Chief Executive Officer and other executive officers. The amounts of awards to executive officers are determined by the Committee acting in its discretion subject to the maximum amounts specified in the Company's Executive Incentive Plan. The Committee, acting in its discretion, may determine to pay a lesser award than the maximum specified. In making these determinations, the Committee considers such other matters as it deems relevant, including recommendations by the Chief Executive Officer for awards for the other executive officers. For the Chief Executive Officer and other executive officers the amount of the total annual incentive is divided between cash and stock awards at the discretion of the Committee.

LONG-TERM INCENTIVE

     The Stock Option Plan is a long-term plan designed to link executive rewards with shareholder value over time. Johnson & Johnson's award practice uses a percentage of each year's base salary, expressed as a range of opportunity, to arrive at the range of option shares available to be granted. Individual grants are made annually and vary within that range based on performance. This "annual multiple" approach results in grants which vary from year to year based on assessed performance, stock price and base salary. Additionally, stock options are administered based on guidelines that are benchmarked annually and adjusted as appropriate based on that benchmark data. This annual adjustment to guidelines may also result in variations in stock option grants from year to year.

     No stock option awards are made in the absence of satisfactory performance. Performance is evaluated by the Compensation & Benefits Committee based on the executive's individual contribution to the long-term health and growth of the Company and the Company's performance based on the factors discussed above. No fixed weighting or formula is applied to corporate performance versus individual performance in determining stock option awards. Specifically, for the Chief Executive Officer and other named executive officers, the Committee does not apply a mathematical formula that relates financial and/or non-financial performance to the number of options awarded.

     In the event that the stock price declines to a level below the option grant price, options are not revalued or reissued. Vesting in awards granted in or after December 1997 generally occurs three years from date of grant.

     The Board of Directors, acting on the recommendation of the Compensation & Benefits Committee, unanimously approved a new long-term incentive plan, subject to shareholder approval, and directed that it be submitted for consideration and action at the next meeting of shareholders. The new long-term incentive plan, attached to this Proxy Statement as Exhibit 1 and described in Item 2 of this Proxy Statement, will provide a basis for future stock options and other awards that are designed to attract, retain and reward employees responsible for significant contributions to the Company's business. Under the terms of the Company's existing plans, no further stock options will be granted under the 2000 Stock Option Plan and no further stock awards will be made under the 2000 Stock Compensation Plan after April 18, 2005.

     CERTIFICATES OF EXTRA COMPENSATION (CECs) are performance units that provide deferred compensation which is paid at the end of an executive's career with the Company. CEC value is based on a formula composed of one-half of the Company's net asset value and one-half of its earning power value, relative to the number of shares of Johnson & Johnson Common Stock outstanding. Earning power value is calculated by taking the capitalized value of earnings averaged over the previous five years.

     The CEC program is truly unique among our peer group and in industry in general. Established in 1947, it reflects Johnson & Johnson's long-term commitment and sends a strong message to executives that short-term decisions must be made considering the impact on long-term performance and growth. No awards are paid out to executives during employment. Although the units vest over a five-year period from grant, the final value of those units is not determined until retirement or termination of employment. The value of the program is purely performance driven. The Company pays dividend equivalents on CEC units on a quarterly basis at the same rate paid to shareholders on Johnson & Johnson Common Stock.

     Awards of CECs to the Chief Executive Officer and executive officers are targeted to provide an above average long-term compensation opportunity as compared to the peer companies. Award amounts are based on the Compensation & Benefits Committee's evaluation of individual performance, based on the executive's individual contribution to the long-term health and growth of the Company and the Company's performance based on the factors discussed above. No fixed weighting or formula is applied to corporate performance versus individual performance in determining CEC awards.

PERFORMANCE MEASURES

     The compensation of Johnson & Johnson's Chief Executive Officer is determined by the Compensation & Benefits Committee based on its assessment of the Company's financial and non-financial performance against the background of the factors and principles outlined in the Credo. With respect to financial performance, the Committee has identified several factors that are critical to the success of the business, including Sales Growth, Earnings Per Share (EPS) Growth, increase in Cash Flow, New Product Flow and growth in Shareholder Value. In evaluating performance against these factors, Johnson & Johnson's results are compared to results of a group of peer companies in the consumer, pharmaceutical, medical device and diagnostics health care fields.

     Sales Growth is measured as the percentage increase in sales volume from one year to the next. EPS Growth is assessed in the same manner. Cash Flow is measured as the Net Cash Flows from Operating Activities as reported in the Consolidated Statement of Cash Flows. New Product Flow is assessed by reviewing the percentage of sales resulting from the sale of new products introduced in the past five years. Shareholder Value is measured as the increase in stock price plus dividend return over a five-year period.

     The Committee also reviews non-financial factors as part of the overall evaluation of performance. Such non-financial factors typically include managing Credo responsibilities, talent management (including developing a diverse, superior talent pool), Process Excellence and progress in research and development.

     The Compensation & Benefits Committee believes it is crucial that these financial and non-financial factors are managed well, in order to ensure superior return to Johnson & Johnson's shareholders over the long-term. Therefore, while performance in these areas is reviewed on an annual basis, the primary consideration in assessing performance is corporate results over a longer period, usually five years. No specific fixed weighting or formula is applied to these factors in determining performance. Rather, the Compensation & Benefits Committee exercises its judgment in evaluating these factors and in determining appropriate compensation.

CHAIRMAN/CHIEF EXECUTIVE OFFICER COMPENSATION

     In reviewing and approving compensation actions for the Chief Executive Officer and the other executive officers, the Compensation & Benefits Committee of the Board evaluated Johnson & Johnson's performance in 2004 versus financial and non-financial goals.

     Johnson & Johnson's performance for the most recent five year period ranked in the upper half of the peer group companies in all financial factors considered: Sales Growth, Shareholder Value, EPS Growth Rate and increase in Cash Flow. The Company met its goal for New Product Flow. The Committee reviewed details of five-year and most recent year sales growth, net earnings growth and increase in cash flow for the Company overall and by each business segment. The Committee considered Total Shareholder Return, which ranked in the upper half of peer companies on a five-year basis. Overall, the Committee found that the Company had outperformed, overall and in each business segment, peer industry companies for each of these measures.

     With respect to non-financial performance, management continued to excel in the areas of managing Credo responsibilities, talent management, Process Excellence and progress in research and development. Various initiatives undertaken by Johnson & Johnson embody the principles of the Credo by addressing its responsibilities to its customers, employees and the community. Progress continued to be made in developing a high performing, superior talent pool, that is also diverse in many ways, including race, gender, cultural background and experiences. The Company realized significant results from various Process Excellence initiatives, and progress was documented in new product development. Details of the pharmaceutical and other new product pipelines were reviewed, and the Committee determined that the Company was well positioned for continued future growth.

     The members of the Compensation & Benefits Committee met in Executive Session with an external compensation consultant as part of their review. The Committee also met in Executive Session to discuss compensation decisions for all executive officers. The Committee assessed Mr. Weldon's overall current cash compensation (base salary and annual incentive) in comparison to his long-term compensation (stock option and CEC grants).

     Mr. Weldon's base salary was set at $1,500,000 effective March 2004, which reflects a 21.5% increase as a result of superior performance and to bring his base salary to the competitive rate of CEOs in peer group companies.

     In February 2005, the Committee awarded Mr. Weldon an annual incentive payment (comprised of cash bonus and stock award) for performance in 2004 of $2,500,000. This amount, which was above-target, reflects the Committee's assessment of the Company's above-target performance. Awards in February 2005 under the 2000 Stock Option Plan and Certificate of Extra Compensation Program were based on competitive practices and reflect the Compensation & Benefits Committee's assessment of performance. The stock option awards shown in the Summary Compensation Table and the CEC units shown as granted under Long-Term Incentive Plans (on page 25 of this Proxy Statement) reflect awards made in February 2005 for 2004 performance. These awards were made based upon the Compensation & Benefits Committee's assessment of the Company's financial performance in the five areas outlined above and its non-financial performance against the background of the Credo as outlined above.

     The above performance results were evaluated based on the overall judgment of the Compensation & Benefits Committee with no fixed or specific mathematical weighting applied to each element of performance. Based on the Compensation & Benefits Committee's judgment, awards for 2004, in total, were consistent with established targets.

TAX DEDUCTIBILITY CONSIDERATIONS

     The Compensation & Benefits Committee has reviewed the Company's compensation plans with regard to the deduction limitation under the Omnibus Budget Reconciliation Act of 1993 (the

"Act") and the final regulations interpreting the Act that have been adopted by the Internal Revenue Service and the Department of the Treasury. Based on this review, the Committee has determined that the Johnson & Johnson Stock Option Plans, as previously approved by shareholders, meet the requirements for deductibility under the Act. In order to permit the future deductibility of annual bonuses for certain executive officers of the Company, the Committee and the Board of Directors have adopted an Executive Incentive Plan that was approved by shareholders. As a result, all annual bonuses qualify as performance-based and are not subject to the tax deductibility limitation of
Section 162(m). In addition, the Committee has approved the Executive Income Deferral Plan that allows an individual to elect to defer a portion of base salary, CEC dividend equivalents and cash and stock bonus awards. Participation in the Plan is limited to Executive Committee members and is voluntary. Accordingly, any amounts that would otherwise result in non-tax deductible compensation may be deferred under the Plan. As a result of the implementation of the Johnson & Johnson Executive Incentive Plan and elections made under the Executive Income Deferral Plan, the Company maximizes the tax deduction available under Section 162(m). However, in some cases, the Compensation & Benefits Committee may elect to exceed the tax-deductible limits. This may be necessary for the Company to meet competitive market pressures and to ensure that it is able to attract and retain top talent to successfully lead the organization.

                                               Arnold G. Langbo, Chairman
                                               Ann D. Jordan
                                               Steven S Reinemund

                     SHAREHOLDER RETURN PERFORMANCE GRAPHS

     Set forth below are line graphs comparing the cumulative total shareholder return on the Company's Common Stock for periods of five years and ten years ending December 31, 2004 against the cumulative total return of the Standard & Poor's 500 Stock Index, the Standard & Poor's Pharmaceutical Index and the Standard & Poor's Health Care Equipment Index. The graphs and tables assume that $100 was invested on December 31, 1999 and December 31, 1994 in the Company's Common Stock, the Standard & Poor's 500 Stock Index, the Standard & Poor's Pharmaceutical Index and the Standard & Poor's Health Care Equipment Index and that all dividends were reinvested.

           FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN (1999-2004)

[LINE GRAPH]

--------------------------------------------------------------------------------
                        1999      2000      2001      2002      2003      2004
--------------------------------------------------------------------------------
 Johnson & Johnson     $100.00   $114.27   $130.06   $119.82   $117.34   $146.84
 S&P 500 Index         $100.00   $ 90.90   $ 80.10   $ 62.41   $ 80.30   $ 89.02
 S&P Pharm Index       $100.00   $136.30   $116.49   $ 93.15   $101.33   $ 93.82
 S&P H/C Equip Index   $100.00   $146.77   $139.30   $121.69   $160.65   $180.92

            TEN-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN (1994-2004)

[LINE GRAPH]

----------------------------------------------------------------------------------------------------------------------------------
                        1994      1995      1996      1997      1998      1999      2000      2001      2002      2003      2004
----------------------------------------------------------------------------------------------------------------------------------
 Johnson & Johnson     $100.00   $159.10   $187.92   $252.42   $325.67   $366.21   $418.47   $476.31   $438.81   $429.73   $537.75
 S&P 500 Index         $100.00   $137.54   $169.09   $225.49   $289.92   $350.92   $318.98   $281.10   $219.00   $281.78   $312.41
 S&P Pharm Index       $100.00   $159.95   $200.73   $308.30   $459.36   $404.32   $551.08   $470.98   $376.61   $409.72   $379.34
 S&P H/C Equip Index   $100.00   $168.83   $196.37   $241.44   $341.81   $315.08   $462.43   $438.91   $383.42   $506.19   $570.06

                             EXECUTIVE COMPENSATION

     The following table shows, for each of the last three fiscal years, the annual compensation paid to or earned by the Company's Chief Executive Officer and the other four most highly compensated executive officers in 2004 (the "Named Officers") in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                                                        COMPENSATION
                                        ANNUAL COMPENSATION(1)             AWARDS
                                 ------------------------------------   ------------
          NAME                                               OTHER
           AND                                               ANNUAL                    ALL OTHER
        PRINCIPAL                                           COMPEN-       OPTIONS       COMPEN-
        POSITION           YEAR  SALARY($)     BONUS($)    SATION($)        (#)        SATION($)
        ---------          ----  ----------   ----------   ----------   ------------   ---------
                                                     (2)          (3)      (4)(5)        (6)
William C. Weldon          2004  $1,459,231   $2,500,000   $1,626,386     410,000       $65,665
Chairman/CEO               2003   1,266,154    1,950,000    1,201,269     325,000        56,977
                           2002   1,097,115    1,207,500      787,924     450,000        49,370

Robert J. Darretta         2004  $  950,000   $  874,500   $1,012,660     160,000       $42,750
Vice Chairman/CFO          2003     873,077      759,750      701,534     150,000        39,288
                           2002     790,385      640,000      517,319     135,000        35,567

Christine A. Poon          2004  $  792,308   $  856,000   $  420,164     185,000       $35,654
Vice Chairman/             2003     685,385      660,000      316,789     175,000        30,157
Worldwide Chairman,        2002     590,385      508,250      256,028     135,000        26,567
Medicines & Nutritionals

Per A. Peterson            2004  $  761,808   $  798,750   $  493,044     150,000       $34,281
Chairman, R&D              2003     744,231      660,000      391,339     150,000        33,490
Pharmaceuticals Group      2002     672,385      558,250      327,848     135,000        30,257

Russell C. Deyo            2004  $  668,007   $  689,000   $  699,088     125,000       $30,063
Vice President,            2003     648,462      557,150      578,076     110,000        29,181
General Counsel;           2002     593,239      450,000      451,054     110,000        26,697
Chief Compliance Officer

------------------

(1) Includes amounts paid and deferred.

(2) Bonus amounts are comprised of cash and the fair market value of stock awards on the date the awards are issued. Bonus amounts listed for 2004 were awarded in February 2005 as compensation for performance in fiscal year 2004. Under Company policy, annual cash bonus and stock awards in recognition of performance in any fiscal year are awarded in February of the following year. The bonus amounts awarded to the Named Officers in February 2004 and 2003, as compensation for performance in the prior fiscal year, are listed as compensation for 2003 and 2002, respectively.

(3) The amounts shown in this column cover: dividend equivalents paid under the Certificate of Extra Compensation Program (long-term incentive plan, as described further on page 25); amounts reimbursed for the payment of taxes; life insurance premiums; and, the incremental cost to the Company of providing perquisites and other personal benefits. SEC Rules require the Company to report the value of perquisites and personal benefits made available to a Named Officer if the aggregate amount in any year exceeds $50,000. Any specific perquisite that exceeds 25% of the total value of all reported perquisites for any individual must be reported as well. The aggregate value of perquisites made available to Mr. Weldon in 2004 was $112,480; and the only component of this amount which exceeded 25% of the total was personal use of company aircraft, which was valued at $90,005. The Company notes that many other peer corporations require their chairman and certain other executive officers to use company aircraft for personal as well as business travel. As a result, at those corporations, personal use of company aircraft by the chairman and those other executive officers is not treated as a perquisite or personal benefit and the costs associated with such personal use of company aircraft are not reported in the proxy statement. The Company has not required the chairman and other executive officers to use corporate aircraft for personal travel. Mr. Weldon is taxed on the imputed income attributable to personal use of company aircraft and does not receive tax assistance from the Company with respect to these amounts.

    Any perquisites or other personal benefits received from the Company by any of the other Named Officers or by Mr. Weldon in 2002 and 2003 were less than the $50,000 reporting thresholds established by the SEC, but have been included in the Summary Compensation Table.

    The specific amounts included as "Other Annual Compensation" for 2004 are as indicated in the table below:

                                                                                   TOTAL OTHER
                           DIVIDEND       LIFE           TAX                          ANNUAL
                          EQUIVALENTS   INSURANCE   REIMBURSEMENTS   PERQUISITES   COMPENSATION
                          -----------   ---------   --------------   -----------   ------------
 William C. Weldon        $1,500,150     $ 5,059       $ 8,697        $112,480      $1,626,386
 Robert J. Darretta          967,980       6,561         9,688          28,431       1,012,660
 Christine A. Poon           383,250       8,819         6,708          21,387         420,164
 Per A. Peterson             443,475      23,385        20,934           5,250         493,044
 Russell C. Deyo             659,190       5,648         4,179          30,071         699,088

(4) Stock option awards listed for 2004 were granted on February 14, 2005 in recognition of performance in fiscal year 2004. The options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. All of the options become exercisable on the third anniversary of date of grant, which is the same vesting schedule for all executives granted options on such date.

(5) Stock option awards in recognition of performance in any fiscal year are granted in February of the following year. As a result, the stock option awards granted to the Named Officers in February 2003, in recognition of performance in 2002, are listed for 2002 and the stock option awards granted in February 2004, in recognition of performance in 2003, are listed for 2003.

(6) Amount shown is the Company's matching contribution to the 401(k) Savings Plan and related supplemental plan.

STOCK OPTIONS

     Stock option awards are granted to all eligible employees, including executive officers of the Company, in February, in recognition of performance in the prior fiscal year. The following table contains information with respect to the grant of stock options under the Company's 2000 Stock Option Plan to the Named Officers in February 2005, in recognition of performance in 2004.

                 OPTION GRANTS WITH RESPECT TO LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS
                          --------------------------------------------------
                            NUMBER OF     % OF TOTAL
                           SECURITIES      OPTIONS
                           UNDERLYING     GRANTED TO   EXERCISE                GRANT DATE
                             OPTIONS      EMPLOYEES     PRICE     EXPIRATION     PRESENT
NAME                      GRANTED(#)(1)    FOR 2004     ($/SH)       DATE      VALUE($)(2)
----                      -------------   ----------   --------   ----------   -----------
William C. Weldon.......     410,000          0.9%      $66.18    2/13/15      $6,355,000
Robert J. Darretta......     160,000          0.3%       66.18    2/13/15       2,480,000
Christine A. Poon.......     185,000          0.4%       66.18    2/13/15       2,867,500
Per A. Peterson.........     150,000          0.3%       66.18    2/13/15       2,325,000
Russell C. Deyo.........     125,000          0.3%       66.18    2/13/15       1,937,500
                             -------                    ------                 ----------

------------------
(1) The options were granted at an exercise price equal to the fair market value of the Company's Common Stock on February 14, 2005, the date of grant. All of the options become exercisable on the third anniversary of the date of grant, which is the same vesting schedule for all options granted to executives on such date.

(2) The grant date present values per option share were derived using the Black-Scholes option pricing model in accordance with the rules and regulations of the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price. The options expiring on February 13, 2015 had a grant date present value of $15.50 per option share. The Black-Scholes model was used with the following assumptions: volatility of 25.22% based on a historical weekly average over five years; dividend yield of 1.93%; risk free interest of 3.72% based on a U.S. Treasury rate of five years; and a five year option life.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to the Named Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                OPTIONS AT YEAR END         IN THE MONEY OPTIONS AT
                                 SHARES                               2004(#)                 YEAR END 2004($)(1)
                               ACQUIRED ON      VALUE       ---------------------------   ---------------------------
            NAME               EXERCISE(#)   REALIZED($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               -----------   ------------   -----------   -------------   -----------   -------------
William C. Weldon............    15,225       $  516,697       628,175      1,375,000     $12,050,644    $11,805,250
Robert J. Darretta...........        --               --       577,000        435,000      12,178,560      3,856,200
Christine A. Poon............        --               --       160,000        460,000       2,526,400      4,093,450
Per A. Peterson..............    56,000        2,044,240       203,900        435,000       4,150,476      3,856,200
Russell C. Deyo..............     8,000          366,480       458,000        345,000       9,792,260      3,043,100

------------------
(1) Based on the New York Stock Exchange Composite closing price as published in the Wall Street Journal for the last business day of the fiscal year ($63.42).

CERTIFICATE OF EXTRA COMPENSATION PROGRAM

     The following table provides information concerning awards made in February 2005 in recognition of performance during the last fiscal year to the Named Officers under the Company's Certificate of Extra Compensation (CEC) Program.

           LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR(1)

                                                                                             VALUE OF
                             GRANT # OF     PERIOD TO    VALUE OF      ANNUAL VESTING         ANNUAL
NAME                          UNITS(1)      PAYOUT(2)    GRANT(3)    (LAST 12 MONTHS)(4)   VESTING(3)(4)
----                        -------------   ---------   ----------   -------------------   -------------
William C. Weldon.........     100,000                  $1,971,000         200,000          $3,942,000
Robert J. Darretta........      50,000                     985,500          80,000           1,576,800
Christine A. Poon.........     100,000                   1,971,000          70,000           1,379,700
Per A. Peterson...........     120,000                   2,365,200          65,000           1,281,150
Russell C. Deyo...........      95,000                   1,872,450          60,000           1,182,600

------------------
(1) Annual long-term incentive compensation is awarded to all eligible employees, including executive officers of the Company, in February, in recognition of performance in the prior fiscal year. Accordingly, this table shows the CEC units awarded to the Named Officers in February 2005, in recognition of performance in 2004.

(2) Awards are paid out upon retirement or other termination of employment.

(3) The value used is the value as of the end of the last fiscal year and was $19.71 per CEC unit. The value of the CEC units is subject to increase or decrease based on the performance of the Company.

(4) This column shows CEC units vested under the plan during the period from March 1, 2004 through February 28, 2005.

     Since 1947, the Company has maintained a deferred compensation program under which awards of CEC units may be made to senior management and other key personnel of the Company and its subsidiaries worldwide. Typically, an award of CEC units provides for a specified number of units that vest in 20% installments over a five-year period. However, no awards are paid out to a participant until retirement or other termination of employment. During employment, dividend equivalents are paid to participants on CEC units in the same amount and at the same time as dividends on the Company's Common Stock. (These dividend equivalents are included as "Other Annual Compensation" in the Summary Compensation Table on page 22.) The CEC units are valued in accordance with a formula based on the Company's net assets and earning power over the five preceding fiscal years. Until paid at retirement or termination of employment, the final value of a CEC unit is subject to increase or decrease based on the performance of the Company.

     The program is administered based on the number of units that vest in a given year and the value of those units. The number of units targeted to vest in a given year is based on benchmarking studies of peer companies and the total value of long term compensation (including stock options) at Johnson & Johnson as compared to those peer companies.

     The value as of the end of the last fiscal year was $19.71 per CEC unit. The cumulative number of CEC units earned as of February 28, 2005 by each of the Named Officers during their careers with the Company, valued for illustrative purposes at the $19.71 per unit value, are: Mr. W. C. Weldon 911,200 CEC units ($17,959,752); Mr. R. J. Darretta 670,000 CEC units ($13,205,700); Ms. C. A.
Poon 225,000 CEC units ($4,434,750); Dr. P. A. Peterson 296,000 CEC units ($5,834,160); and Mr. R. C. Deyo 501,600 CEC units ($9,886,536). These amounts represent the amounts that would be paid to each of the Named Officers under the CEC Program upon retirement or other termination of employment based upon the current value of each CEC unit.

RETIREMENT PLAN

     The following table shows the estimated annual retirement benefit payable at normal retirement age on a straight life annuity basis to participating employees in the compensation and years of service classifications indicated, under the Company's Retirement Plan. The Retirement Plan generally covers salaried U.S. employees of the Company and designated subsidiaries on a non-contributory basis. Annual benefits shown in the Pension Plan Table are based on the pension plan provisions in effect as of December 31, 2004. Effective January 1, 2005, the benefit accrual rate was reduced from 1.667% to 1.55%. The reduced accrual rate applies only to service rendered after January 1, 2005.

                               PENSION PLAN TABLE

       5 YEAR
   AVERAGE COVERED
    COMPENSATION       10 YEARS   20 YEARS    25 YEARS    30 YEARS    35 YEARS    40 YEARS
   ---------------     --------   ---------   ---------   ---------   ---------   ---------
      1,000,000        163,500      327,000     408,700     490,500     572,200     653,900
      1,200,000        196,800      393,700     492,100     590,500     688,900     787,300
      1,400,000        230,200      460,300     575,400     690,500     805,600     920,700
      1,600,000        263,500      527,000     658,800     790,500     922,300   1,054,000
      1,800,000        296,800      593,700     742,100     890,500   1,039,000   1,187,400
      2,000,000        330,200      660,400     825,500     990,600   1,155,700   1,320,700
      2,200,000        363,500      727,100     908,800   1,090,600   1,272,300   1,454,100
      2,400,000        396,900      793,700     992,200   1,190,600   1,389,000   1,587,500
      2,600,000        430,200      860,400   1,075,500   1,290,600   1,505,700   1,720,800
      2,800,000        463,500      927,100   1,158,900   1,390,600   1,622,400   1,854,200
      3,000,000        496,900      993,800   1,242,200   1,490,700   1,739,100   1,987,500
      3,200,000        530,200    1,060,500   1,325,600   1,590,700   1,855,800   2,120,900

     Covered compensation includes regular annual earnings, dividend equivalents paid on non-vested CEC units, amounts paid under the Company's Standards of Leadership Award Program, amounts paid under the Company's Executive Incentive Plan and amounts deferred under the Company's Executive Income Deferral Plan. The calculation of retirement benefits is based upon final average earnings (the average of the highest covered compensation during the five consecutive years out of the last ten years of employment with the Company). The benefits are subject to an offset based on the Age 65 Primary Social Security Benefit. Five-Year Average Covered Compensation for the Named Officers as of the end of the last fiscal year is: Mr. W. C. Weldon $2,953,114; Mr. R. J. Darretta $1,673,486; Ms. C. A. Poon $1,407,727; Dr. P. A. Peterson $1,342,169; and Mr.
R.C. Deyo $1,237,888. The approximate years of service for each Named Officer as of the end of the last fiscal year are: Mr. W. C. Weldon 33 years; Mr. R. J. Darretta 37 years; Ms. C. A. Poon 4 years; Dr. P. A. Peterson 11 years; and Mr. R.C. Deyo 19 years.

     As permitted by the Employee Retirement Income Security Act of 1974, the Company has adopted a supplemental plan which is designed to provide the amount of retirement benefits which cannot be paid from the Retirement Plan by reason of certain Internal Revenue Code limitations on qualified plan benefits. The amounts shown in the Pension Plan Table include the amounts payable under the supplemental plan.

               ITEM 2:  APPROVAL OF 2005 LONG-TERM INCENTIVE PLAN

     Consistent with the Company's longstanding practice of rewarding employees responsible for significant contributions to the Company's business, the Compensation & Benefits Committee (the "Committee") has advised the Board of Directors that it is in the interest of the Company to adopt the Johnson & Johnson 2005 Long-Term Incentive Plan (the "Plan"). The purposes of the Plan are to provide long-term incentives to those persons with responsibility for the success and growth of the Company, to associate more closely the interests of such persons with those of the Company's shareholders, to assist the Company in recruiting, retaining and motivating a diverse and talented group of employees on a competitive basis, and to ensure a pay for performance linkage for such persons. Accordingly, on February 14, 2005, the Board of Directors, acting on the recommendation of the Committee, unanimously approved the Plan, subject to shareholder approval, and directed that it be submitted for consideration and action at the next meeting of shareholders. Adoption of the Plan requires that the Plan be approved by the affirmative vote of a majority of the shares of Common Stock voted at the meeting. Under the terms of the Company's current equity compensation plans, after April 18, 2005, no further stock options may be granted under the 2000 Stock Option Plan and no further stock awards may be made under the 2000 Stock Compensation Plan. More than 87,500,000 shares available for issuance under the 2000 Stock Option Plan and 2000 Stock Compensation Plan will not be utilized and will be terminated following expiration of these Plans on April 18, 2005, as described under "Equity Compensation Plan Information" on page 33 in footnote (5).

     Among the key features of the Plan, which the Board of Directors believes reflect the Company's strong commitment to sound compensation and governance practices, are the following:

     - TYPES OF AWARDS. The Plan allows the Company to continue to use equity to attract, retain and motivate employees and will give the Company greater flexibility to respond to changes in executive compensation practices given the anticipated impact of changes in accounting for stock options and other stock compensation. The Plan allows the Company to grant stock options (both incentive stock options and non-qualified stock options), stock appreciation rights ("SARs"), restricted shares, restricted share units, stock awards and performance shares. In the past, stock options have been the principal form of long-term equity incentive used by the Company.

     - LIMITATION ON SHARES ISSUED. The Plan authorizes the issuance of up to 260 million shares of Common Stock, representing approximately 8.75% of the shares currently outstanding, of which no more than 160 million shares may be issued pursuant to incentive stock options, with any increase in authorized shares subject to shareholder approval.

     - FULL VALUE AWARDS. To the extent that "full value awards" (all awards other than stock options or SARs) are granted with respect to more than 60 million shares of Common Stock (after giving effect to prior expiration, cancellation, forfeiture or other termination of any full value awards), then for so long as this 60 million net share threshold is exceeded, subsequent full value awards will reduce the total number of shares of Common Stock available for issuance by four shares of Common Stock for every one share of Common Stock underlying a full value award. This provision could reduce the total number of shares the Company could issue under the Plan to 110 million shares if all of the awards granted were full value awards.

     - SHARE COUNTING. The shares underlying all awards granted under the Plan reduce the shares available for issuance regardless of whether they are settled in cash or stock. The only shares that become available for issuance again under the Plan are for awards that expire or are cancelled, forfeited or terminated without being exercised or paid out.

     - NO DISCOUNTED STOCK OPTIONS OR SARS. All stock options and SARs must have an exercise price equal to or greater than the fair market value of the Company's Common Stock on the date the stock option or SAR is granted.

     - NO STOCK OPTION OR SAR REPRICINGS. The Plan prohibits the repricing of stock options and SARs, and also does not allow canceling and replacing an outstanding stock option or SAR with a stock option or SAR with a lower exercise price.

     - NO "RELOAD" OPTIONS. The Plan does not permit granting options with "reload" features that provide for automatic grants of new options when shares are tendered to pay for the exercise of previously granted options.

     - INDEPENDENT COMMITTEE. The Plan is administered by the Committee, which is comprised solely of non-employee directors who qualify as independent under the listing standards of the New York Stock Exchange.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE 2005 LONG-TERM INCENTIVE PLAN.

     The following is a brief but not comprehensive summary of the proposed Plan. The complete text of the Plan is attached as Exhibit 1 and reference is made to that Exhibit for a complete statement of the provisions of the Plan.

     ADMINISTRATION OF THE PLAN. The Plan will be administered by the Committee, which is comprised of at least three directors, each of whom is not an employee of the Company. Each member of the Committee must be a "Non-Employee Director" within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 and an "outside director" within the meaning of the regulations under Section 162(m) of the Internal Revenue Code of 1986 (the "Internal Revenue Code"). No member of the Committee is eligible to receive awards under the Plan, except as provided under the caption "Awards to Non-Employee Directors" below. The Committee has the authority to, among other things: determine the persons to be granted awards under the Plan; determine the type, size and terms of awards; establish objectives and conditions for awards; determine whether an award may be deferred; and determine the guidelines and procedures for payment or exercise of awards. To the extent permitted by law, the Committee may delegate its authority to one of more of its members or other persons.

     AWARDS. The Plan provides for the grant of incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code, nonqualified stock options, stock appreciation rights, restricted shares, restricted share units, stock awards and performance shares, each as defined in the Plan.

     ELIGIBILITY. Participants in the Plan will be selected on the basis of demonstrated ability to contribute substantially to the effective management or financial performance of the Company. The Committee will select participants in the Plan from among those directors who are employees of the Company or its domestic subsidiaries; employees of the Company and its domestic subsidiaries (including executive officers and officers of the Company); employees of international subsidiaries and joint venture operations of the Company or its subsidiaries; and employees of joint venture partners who are assigned to any such joint ventures. Participants will also include non-employee directors who are eligible to receive stock awards and restricted shares under the Plan.

     SHARES OF COMMON STOCK SUBJECT TO THE PLAN. Unless otherwise authorized by the Company's shareholders, or subject to adjustment for certain dilutive or related events, the maximum aggregate number of shares of Common Stock available for issuance under the Plan will be 260 million shares. Any of the authorized shares of Common Stock may be used for any of the types of awards described in the Plan, except that no more than 160 million shares may be issued pursuant to incentive stock options.

     In connection with the grant of an option or other award, the number of shares of Common Stock available for issuance under the Plan shall be reduced by the number of shares of Common Stock in respect of which such option or other award is granted or denominated. However, if full value awards (excluding any previously granted full value award (or portion thereof) that has expired, been canceled or forfeited, or otherwise terminated without payment having been made in respect of such award or portion thereof) with respect to more than 60 million shares of Common Stock have been granted under the Plan (the "net threshold"), then for so long as the net threshold continues to be exceeded, each subsequent full value award shall reduce the total number of shares of Common Stock available for issuance under the Plan by four shares of Common Stock for each share of Common Stock in respect of which such subsequent full value award is granted.

     If any outstanding option or other award (or portion thereof) expires, is canceled, is forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire option or other award, the underlying shares of Common Stock may again be the subject of options or other awards granted under the Plan. However, to the extent any such expired, canceled, forfeited or otherwise terminated award (or portion thereof) was a full value award and, at the time of such expiration, cancellation, forfeiture, or other termination, the net threshold is exceeded, the number of shares of Common Stock that may again be the subject of options or other awards granted under the Plan shall increase by four shares of Common Stock for each share of Common Stock allocable to the previously granted expired, canceled, forfeited, or otherwise terminated full value award.

     In practice, these provisions operate as follows:

     - The Company could issue stock options and SARs under the Plan in any combination covering up to 260 million shares of Common Stock (subject to the limitation of incentive stock options to 160 million shares) and no full value awards.

     - The Company could issue full value awards under the Plan in any combination covering up to 110 million shares of Common Stock and no stock options or SARs (since any full value award covering in excess of 60 million shares of Common Stock would be deemed to utilize four shares of Common Stock for every share of Common Stock underlying that award).

     - Shares of common stock underlying expired, forfeited, cancelled or otherwise terminated awards shall be restored to the Plan and shall be available for future awards.

     AWARD LIMITATIONS. During a fiscal year, stock options and stock appreciation rights may be granted, in the aggregate, to an individual participant with respect to a maximum of 2 million shares of Common Stock. In addition, during a fiscal year, awards other than stock options and stock appreciation rights may be granted, in the aggregate, to an individual participant with respect to a maximum of $15 million, based on the fair market value of any underlying shares of Common Stock on the day the award is granted.

     STOCK OPTIONS. Stock options may be granted alone or together with stock appreciation rights. A stock option may be granted in the form of a nonqualified stock option or an incentive stock option. The option exercise price may not be less than the fair market value of a share of Common Stock on the date the option is granted, unless the option was granted through the assumption of, or in substitution for, an outstanding award previously granted by a corporation acquired by or merged with the Company. The Committee may establish the term of each stock option, but no stock option will be exercisable after 10 years from the grant date.

     Except for adjustments made to adjust for dilutive or similar events, or except as otherwise approved by shareholders, the exercise price of a stock option may not be decreased after the date of grant and no outstanding stock option may be surrendered to the Company as consideration for the grant of a new stock option with a lower exercise price.

     INCENTIVE STOCK OPTIONS. An incentive stock option is a stock option that may qualify for certain U.S. federal tax advantages. The aggregate fair market value of the shares of Common Stock with respect to which incentive stock options become exercisable by an individual participant for the first time in any calendar year may not exceed $100,000 or such other amount as may subsequently be specified by the Internal Revenue Code and/or applicable regulations, based on the fair market value of the underlying Common Stock on the date of grant. If this limit is exceeded, any options on shares in excess of the limit will be treated as nonqualified stock options.

     STOCK APPRECIATION RIGHTS. A SAR is an award that entitles the recipient to receive the appreciation in value of a set number of shares of the Company's Common Stock over a set period of time. SARs may be granted either alone or in tandem with stock options. The exercise price of a SAR must be equal to or greater than the fair market value of the underlying Common Stock on the date of grant, unless the SAR was granted through the assumption of, or in substitution for, an outstanding award previously granted by a corporation acquired by or merged with the Company. The Committee may establish the term of each SAR, but no SAR will be exercisable after 10 years from the grant date.

     RESTRICTED SHARES AND RESTRICTED SHARE UNITS ("RSUS"). A restricted share is an award of a share of Common Stock that may not be traded or sold until a predetermined date set by the Committee. A RSU is an award of an amount, payable in cash, shares of Common Stock, or a combination thereof, as determined by the Committee, based on the value of a specified number of shares of Common Stock. The restrictions on such awards shall be determined by the Committee, and may include stipulated purchase prices, forfeiture conditions, transfer restrictions, restrictions based on performance goals and time-based restrictions on vesting. Unless otherwise determined by the Committee, any time-based restriction must be for a minimum of three years. Holders of RSUs will have no ownership interest in the shares of Common Stock to which such RSUs relate until and unless payment with respect to such restricted RSUs is actually made in shares of Common Stock. Except as otherwise determined by the Committee, during the restriction period, participants who hold restricted shares will have voting rights and any dividends payable to participants on restricted shares during the restriction period will be distributed to participants only if and when the restrictions imposed on the restricted shares lapse. Unless otherwise determined by the Committee, during the restriction period, participants who hold RSUs will be credited with dividend equivalents in respect of such RSUs, which will be immediately converted to RSUs with an initial value equal to the amount of such dividend equivalents.

     STOCK AWARDS. Stock awards may be granted to eligible participants, either alone or in combination with other awards under the Plan. The Committee will determine the terms and conditions governing each stock award.

     PERFORMANCE SHARES. A performance share is an award of shares of Common Stock based on the achievement of certain performance goals set during a performance period. Performance shares may be issued to eligible participants, either alone or in combination with other awards made under the Plan. The Committee will determine the performance goals, and unless it determines otherwise, the performance period will be three years. The performance measures to be used for performance shares may be based on one or more performance criteria, including: income measures (such as gross profit, operating income, earnings before or after taxes, net income and earnings per share); return measures (such as return on assets, investment, equity or sales); cash flow; costs; revenue measures; and stock price (such as growth measures and total shareholder return). Notwithstanding the attainment of any performance goal, the Committee has the discretion to reduce any award payment.

     AWARDS TO NON-EMPLOYEE DIRECTORS. Each non-employee director will receive an award of restricted shares for each fiscal year. In general, the annual award to each non-employee director will consist of the greatest number of shares of Common Stock with an aggregate fair market value on the date of grant that does not exceed $100,000. In addition, each newly-elected, non-employee director will receive a one-time grant of 1,000 unrestricted shares of Common Stock upon first becoming elected to the Board.

     Restricted shares granted to a non-employee director may not be sold, assigned, transferred or otherwise disposed of or encumbered for three years from the grant date (unless the director dies or becomes disabled before the three-year period ends), and will be vested and nonforfeitable at all times. During the restriction period, non-employee directors who hold restricted shares will have the right to receive dividends, and will have voting rights on such restricted shares.

     PAYMENT. When a stock option is exercised, the option exercise price will be payable to the Company in full (a) in cash or its equivalent; (b) by tendering previously acquired shares of Common Stock having an aggregate fair market value on the date of exercise equal to the total option exercise price (provided that the shares that are tendered must have been beneficially owned by the participant for at least six months prior to their tender); or (c) by a combination of (a) and (b).

     With respect to SARs, the Committee may authorize payment in the form of cash, Common Stock that (when valued at its fair market value on the date of exercise) has a value equal to such cash amount, a combination thereof, or any other method as the Committee may determine.

     NO REPRICING. Except for adjustments made pursuant to a merger, reorganization, consolidation, recapitalization, stock dividend, stock split, combination, or exchange of shares or other change in corporate structure affecting any class of Common Stock, the exercise price of any outstanding stock option or SAR granted under the Plan may not be decreased after the date of grant, nor may any outstanding stock option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a new stock option or SAR with a lower exercise price, without shareholder approval.

     DEFERRED PAYMENTS AND NO DEFERRALS OF OPTION OR SAR GAINS. The Committee may defer the payment of all or a portion of any award (except gains from stock options or SARs) or approve deferral elections made by participants upon such terms and conditions as the Committee may determine in its sole discretion. No deferral of gains from stock options or SARs is permitted under the Plan.

     DILUTION AND OTHER ADJUSTMENTS. In the event of a merger, reorganization, consolidation, recapitalization, stock dividend, stock split, combination, or exchange of shares or other change in corporate structure affecting any class of Common Stock, the Committee will make appropriate adjustments in the class and aggregate number of shares that may be delivered under the Plan, the individual award maximums, the class, number and exercise price of outstanding options and SARs, and the class and number of shares subject to any other awards granted under the Plan.

     NO LOANS. No loans from the Company to participants will be permitted in connection with the Plan.

     EFFECTIVE DATE, AMENDMENTS AND TERMINATION. If approved by the shareholders, the Plan will become effective as of the date of such approval and no awards will be made under the Plan after the tenth anniversary of the date on which the shareholders approved the Plan. The Committee may terminate or amend the Plan at any time, but no such amendment or termination may adversely affect awards granted prior to such termination or amendment, except to the extent necessary or appropriate to comply with applicable law or stock exchange rules and regulations. Unless the Company's shareholders have first approved the amendment, no amendment may (a) increase the number of authorized shares or the maximum individual award limitation, (b) extend the maximum period during which awards may be granted, (c) add to the types of awards that may be made, (d) change the performance measures pursuant to which performance shares are earned,
(e) modify the requirements governing eligibility for participation in the Plan or (f) amend the Plan in a manner that would require shareholder approval pursuant to the Plan, applicable law or the rules of the New York Stock Exchange.

     UNITED STATES INCOME TAX CONSEQUENCES. Under the Internal Revenue Code as presently in effect, the following are, in general, the material federal income tax consequences of awards under the Plan.

     The grant of a stock option will have no tax consequences to a participant or the Company. In general, when a participant exercises an incentive stock option, the participant will not recognize income, and the Company will not be entitled to a tax deduction. However, the excess of the acquired incentive stock option shares' fair market value on the exercise date over the exercise price will be included in the participant's income for purposes of the alternative minimum tax. In general, if a participant exercises an incentive stock option more than three months after terminating his or her employment with the Company or a subsidiary, the option will be treated for tax purposes as a nonqualified stock option, as described below.

     In general, upon exercising a nonqualified stock option, a participant will recognize ordinary income equal to the excess of the acquired shares' fair market value on the exercise date over the exercise price. The Company will be entitled to a tax deduction for the same amount.

     When a participant disposes of shares acquired under an incentive stock option, the participant will have a capital gain or loss equal to the difference between the exercise price and the amount realized by the participant on the disposition of the shares. However, if the participant fails to hold incentive stock option shares for more than one year after exercising the option and for more than two years after the grant of the option, the portion of any gain realized by the participant upon the disposition of the shares that does not exceed the excess of the fair market value of the shares on the exercise date over the exercise price generally will be treated as ordinary income, and the Company generally will be entitled to a tax deduction for the same amount. The balance of any gain or any loss will be treated as a capital gain or loss.

     With respect to other awards that are settled either in cash or in shares that are transferable or are not subject to a substantial risk of forfeiture, the participant will recognize ordinary income equal to the excess of (a) the cash or the fair market value of any shares received (determined as of the date of settlement) over (b) the amount, if any, paid for the shares by the participant. The Company generally will be entitled to a tax deduction in the same amount. If the shares are nontransferable and subject to a substantial risk of forfeiture, the participant generally will not recognize income (and the Company will not become entitled to a tax deduction) until the shares become transferable or not subject to a substantial risk of forfeiture (whichever occurs first), and the amount of income (or deduction) will be equal to the excess of (i) the fair market value of the shares on the date income is recognized over (ii) the amount, if any, paid for the shares by the participant.

     When a participant sells any shares acquired under a nonqualified stock option or any other award other than an incentive stock option, the participant will recognize capital gain or loss equal to the difference between the amount realized on the disposition of the shares and the employee's basis in the shares. In general, the participant's basis in any such shares will be equal to the amount of ordinary income recognized in connection with the receipt of the shares plus any amount paid for the shares.

     In general, a publicly-held corporation is denied a tax deduction for any compensation paid to its chief executive officer or to any of its four most highly compensated officers (other than the chief executive officer) to the extent that the compensation paid to the officer exceeds $1,000,000 in any year. "Performance-based compensation" is not subject to this deduction limit. The Plan permits the grant of both awards that qualify as performance-based compensation and awards that do not so qualify.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides certain information as of December 31, 2004 concerning the shares of the Company's Common Stock that may be issued under existing equity compensation plans. If the 2005 Long-Term Incentive Plan is approved by the shareholders, no further options, rights or awards will be granted or issued from any of these equity compensation plans.

                                                                                         NUMBER OF SHARES
                                             NUMBER OF SHARES                           REMAINING AVAILABLE
                                               TO BE ISSUED        WEIGHTED AVERAGE     FOR FUTURE ISSUANCE
                                             UPON EXERCISE OF      EXERCISE PRICE OF       UNDER EQUITY
                                            OUTSTANDING OPTIONS   OUTSTANDING OPTIONS   COMPENSATION PLANS
                                             AND RIGHTS AS OF      AND RIGHTS AS OF            AS OF
                                               DEC. 31, 2004         DEC. 31, 2004       DEC. 31, 2004(4)
                                            -------------------   -------------------   -------------------
Equity Compensation Plans Approved By
  Shareholders(1).........................      220,382,049             $49.25              85,661,869(5)
Equity Compensation Plans Not Approved By
  Shareholders(2)(3)......................        8,724,848             $32.19                       0

Total.....................................      229,106,897             $48.60              85,661,869(5)

------------------

(1) Included in this category are the following equity compensation plans which have been approved by the Company's shareholders: 1991 Stock Option Plan, 1995 Stock Option Plan, 2000 Stock Option Plan and 2000 Stock Compensation Plan.

(2) Included in this category are 8,533,798 shares of Common Stock issuable under various equity compensation plans which were assumed by the Company upon acquisition of the following companies: ALZA, Scios, Gynecare, Biosense, Innovasive Designs, Inverness Medical, Centocor and Cordis. 3,831,256 of the shares listed as issuable in this category were issued under plans that were approved by the shareholders of these companies prior to their acquisition and the assumption of these plans by the Company. At the time of each of these acquisitions, options to acquire equity of the acquired company was replaced by options to acquire the Common Stock of the Company. No stock options or other equity awards of any type have been made under any of these plans since the assumption of these plans by the Company, and no further stock options or other equity awards of any type will be made under any of these plans in the future. The shares that are included in this column that were issued under plans not approved by shareholders of the applicable acquired company are: 14,956 shares issuable under two Biosense stock option plans; 3,230,736 shares issuable under a 1996 Scios Non-Officer Stock Option Plan; 1,413,012 shares issuable under an ALZA non-statutory plan; and 43,838 shares issuable under warrants under an Inverness Medical plan.

(3) Also included in this category are 191,050 shares of Common Stock issuable upon the exercise of outstanding stock options under the Company's 1997 Non-Employee Director Stock Option Plan.

(4) The only equity compensation plans under which shares are available for future issuances are the 2000 Stock Option Plan and the 2000 Stock Compensation Plan. Under the terms of these plans, no options will be granted under the 2000 Stock Option Plan after April 18, 2005 and no shares will be issued under the 2000 Stock Compensation Plan after April 18, 2005. This column excludes shares reflected under the column "Number of Shares to be Issued Upon Exercise of Outstanding Options and Rights."

(5) As of March 8, 2005, the number of shares remaining available for future issuance under equity compensation plans was 87,798,036, due to cancellations, terminations and forfeitures of outstanding stock options during the period between January 1, 2005 and March 8, 2005. From this number of shares, the Company will issue stock awards and stock options covering an aggregate of fewer than 200,000 shares during the period between March 8, 2005 and April 18, 2005. Accordingly, more than 87,598,036 shares available for issuance under the 2000 Stock Option Plan and 2000 Stock Compensation Plan will be terminated following expiration of these Plans on April 18, 2005.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE 2005 LONG-TERM INCENTIVE PLAN.

                  ITEM 3.  APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed PricewaterhouseCoopers LLP as the independent auditors for the Company and its subsidiaries for the fiscal year 2005. Shareholder ratification of the appointment is not required under the laws of the State of New Jersey, but the Board has decided to ascertain the position of the shareholders on the appointment. The Board of Directors will reconsider the appointment if it is not ratified. The affirmative vote of a majority of the shares voted at the meeting is required for ratification.

     During fiscal years 2003 and 2004, PricewaterhouseCoopers not only acted as the independent auditors for the Company and its subsidiaries (work related to auditing the annual financial statements for those fiscal years and reviewing the financial statements included in the Company's Forms 10-Q), but also rendered on behalf of the Company and its subsidiaries other services.

     Rules enacted under the Sarbanes-Oxley Act prohibit an independent auditor from providing certain non-audit services for an audit client. These rules became effective on May 6, 2003 for new engagements. All engagements with independent auditors to perform a prohibited non-audit service entered into prior to May 6, 2003 were required to be completed before May 6, 2004. The services listed below as "Benefit Plan Assistance" and a portion of the services included below in "Dispute Analysis" represent non-audit services which were provided to the Company prior to May 6, 2004. Since May 6, 2004, the independent auditors have provided no services which would be deemed "Benefit Plan Assistance" or are otherwise prohibited under applicable rules and regulations. It is expected that the independent auditors will continue to provide certain accounting, additional auditing, tax and other services to Johnson & Johnson and its affiliates, which are permitted under applicable rules and regulations.

     The following table sets forth the aggregate fees billed or expected to be billed by PricewaterhouseCoopers for 2004 and 2003 for audit and non-audit services (as well as all "out-of-pocket" costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees. The nature of the services provided in each such category is described following the table.

                                                                     ACTUAL FEES
                                                              -------------------------
                                                                 2004          2003
                                                              -----------   -----------
Audit Fees..................................................  $20,105,000   $12,550,000
Audit-Related Fees..........................................    3,540,000     5,030,000
                                                              -----------   -----------
     Total Audit and Audit-Related Fees.....................  $23,645,000   $17,580,000
                                                              -----------   -----------
Tax Fees....................................................  $15,340,000   $18,150,000
                                                              -----------   -----------
All Other Fees:
  Dispute Analysis..........................................      625,000     2,650,000
  Benefit Plan Assistance...................................       60,000       300,000
  Other Services............................................    2,150,000     2,150,000
                                                              -----------   -----------
     Total All Other Fees...................................    2,835,000     5,100,000
                                                              -----------   -----------
Total Fees..................................................  $41,820,000   $40,830,000
                                                              ===========   ===========

     Audit Fees -- Consists of professional services rendered for the audits of the consolidated financial statements of the Company, quarterly reviews, statutory audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with and review of documents filed with the SEC. Approximately $5,855,000 of the Audit Fees incurred in 2004 represent recurring and non-recurring services associated with the Sarbanes-Oxley Section 404 internal control audit.

     Audit-Related Fees -- Consists of assurance and related services related to employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultation and audits in connection with acquisitions and dispositions, internal control reviews, attest services that are not required by statute or regulation, advice as to the preparation of statutory financial statements, consultations concerning financial accounting and reporting standards and, in 2003, Sarbanes-Oxley
Section 404 start-up time and readiness assistance.

     Tax Fees -- In 2004, approximately 75% of Tax Fees were related to tax compliance (review and preparation of corporate and expatriate tax returns, assistance with tax audits, review of the tax treatments for certain expenses, extra-territorial income analysis, transfer pricing documentation for compliance purposes and tax due diligence relating to acquisitions). Other tax services included, state and local tax planning and consultations with respect to various domestic and international tax matters. In 2003, approximately 60% of Tax Fees were related to tax compliance.

     Dispute Analysis -- Consists of services related to economic analysis and data accumulation in connection with certain business and contractual matters. These services ceased to be performed in the second quarter of 2004.

     Benefit Plan Assistance -- Consists of actuarial valuation services and consultation on defined benefit plans rendered under the then existing and transitional independence rules. These services ceased to be performed in the second quarter of 2004.

     Other Services -- Consists of reviews for compliance with various government regulations relating to the health care industry and privacy standards, risk management reviews and assessments, audits of various contractual arrangements to assess compliance, validation reviews of systems to assess compliance with FDA rules, and projects relating to reviewing systems security controls.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

     Under the Audit and Non-Audit Services Pre-Approval Policy, as adopted by the Audit Committee in 2003, the Audit Committee must pre-approve all audit and non-audit services provided by the independent auditors. The policy, as described below, sets forth the procedures and conditions for such pre-approval of services to be performed by the independent auditor. The policy utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services.

     In the fourth quarter of each year, the Audit Committee is asked to pre-approve the engagement of the independent auditors, and the projected fees, for audit services, audit-related services (assurance and related services that are reasonably related to the performance of the auditor's review of the financial statements or that are traditionally performed by the independent auditor) and tax services (such as tax compliance, tax planning and tax advice) for the following year. In addition, the following specific routine and recurring other services may also be pre-approved generally for the following year: audits or reviews of third parties to assess compliance with contracts; risk management reviews and assessments; dispute analysis; healthcare compliance reviews related to privacy and other regulatory matters and certain projects to evaluate systems security.

     The fee amounts approved at such fourth quarter meeting are updated to the extent necessary at the regularly scheduled meetings of the Audit Committee in the following year. Additional pre-approval is required before actual fees for any service can exceed 5% of the originally pre-approved amount, excluding the impact of currency.

     If the Company wants to engage the independent auditor for other services that are not considered subject to general pre-approval as described above, then the Audit Committee must approve such specific engagement as well as the projected fees. Additional pre-approval is required before any fees can exceed those fees approved for any such specifically-approved services.

     If the Company wishes to engage the independent auditor for additional services that have not been generally pre-approved as described above, then such engagement will be presented to the Audit Committee for pre-approval at its next regularly scheduled meeting. If the timing of the project requires an expedited decision, then the Company may ask the Chairman of the Audit Committee to pre-approve such engagement. Any such pre-approval by the Chairman is then reported to the other Committee members at the next Committee meeting. In any event, pre-approval of any engagement by the Audit Committee or the Chairman of the Audit Committee is required before the independent auditors may commence any engagement.

     In 2004, there were no fees paid to PricewaterhouseCoopers under a de minimis exception to the rules that waives pre-approval for certain non-audit services.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Shareholders and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from shareholders during the meeting.

                                 OTHER MATTERS

     The Board of Directors does not intend to bring other matters before the meeting except items incident to the conduct of the meeting, and the Company has not received timely notice from any shareholder of an intent to present a proposal at the meeting. On any matter properly brought before the meeting by the Board or by others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment.

                                                                       EXHIBIT 1

                         2005 LONG-TERM INCENTIVE PLAN

1.  PURPOSES.

     The purposes of the Plan are to provide long-term incentives to those persons with responsibility for the success and growth of Johnson & Johnson, a New Jersey corporation (the "Corporation") and its subsidiaries and affiliated entities, to associate more closely the interests of such persons with those of the Corporation's shareholders, to assist the Corporation and its subsidiaries and affiliated entities in recruiting, retaining, and motivating a diverse and talented group of employees on a competitive basis, and to ensure a pay for performance linkage for such persons. If approved by the Corporation's shareholders, the Plan shall succeed the Johnson & Johnson 2000 Stock Option Plan (the "2000 Option Plan") and the Johnson & Johnson 2000 Stock Compensation Plan (the "2000 Stock Plan").

2.  DEFINITIONS.

     For purposes of the Plan:

     "Award" means a grant of Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Stock Awards, Performance Shares, or any or all of them.

     "Board" means the Board of Directors of the Corporation.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Compensation & Benefits Committee of the Board (or any successor committee). The Committee shall be appointed by the Board and shall consist of at least three independent, outside members of the Board. The members of the Committee, in the judgment of the Board, shall constitute (a) non-employee directors as defined in Rule 16b-3 of the Securities and Exchange Act of 1934 and any rules and regulations of the principal stock exchange on which Common Stock is listed or quoted and (b) outside directors as defined in the regulations under Section 162(m) of the Code.

     "Common Stock" means the common stock, par value $1.00 per share, of the Corporation.

     "Dividend Equivalent" means, on any dividend record date, an amount equal in value to the dividend on one share of Common Stock as declared by the Board with respect to such record date.

     "Eligible Participants" means (i) directors who are employees of the Corporation or its domestic subsidiaries, employees of the Corporation and its domestic subsidiaries (including executive officers and officers of the Corporation), employees of international subsidiaries and joint venture operations of the Corporation and its subsidiaries, and employees of joint venture partners who are assigned to any such joint ventures and (ii) any Non-Employee Director who is eligible to receive a Stock Award and/or Restricted Shares in accordance with Section 8 hereof.

     "Employee Director" means, on any date, a member of the Board who is also an employee of the Corporation or any of its subsidiaries or affiliates on such date.

     "Fair Market Value" on any date means the average of the high and low sales prices, on such date, of shares of Common Stock on the principal securities exchange on which such shares are traded or, if there are no such sales on such date, then the average of the high and low sales prices of such shares on the date or dates that the Committee determines, in its sole discretion, to be appropriate for purposes of valuation.

     "Fiscal Year" means the fiscal year of the Corporation.

     "Full Value Award" means any Award that is not an Option or a Stock Appreciation Right.

     "ISO" or "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an ISO.

     "Named Executive Officer" means, for any Fiscal Year, the Corporation's Chief Executive Officer and the Corporation's next four highest paid executive officers, as reported in the Corporation's proxy statement pursuant to Regulation S-K, Item 402(a)(3) for such Fiscal Year.

     "Non-Employee Director" means, on any date, a member of the Board who is not an employee of the Corporation or any of its subsidiaries or affiliates on such date.

     "NQSO" or "Non-Qualified Stock Option" means an Option that does not satisfy the requirements of Section 422 of the Code or that is not designated as an ISO by the Committee.

     "Option" means the right, granted pursuant to the Plan, to purchase shares of Common Stock at a specified price per share for a specified period of time.

     "Option Exercise Price" means the purchase price per share of Common Stock covered by an Option.

     "Participant" means an individual who has received an Award under the Plan.

     "Performance-Based Exception" means the performance-based exception (set forth in Section 162(m)(4)(C) of the Code) from the deductibility limitation imposed by Section 162(m) of the Code.

     "Performance Goals" means the goals established by the Committee in accordance with Section 7(e) hereof.

     "Performance Measures" means the criteria set forth in Section 7(e) hereof that may be used by the Committee as the basis for a Performance Goal.

     "Performance Period" means the period established by the Committee for which the achievement of Performance Goals is assessed in order to determine whether and to what extent a Performance Share has been earned.

     "Performance Shares" means an Award, described in Section 7(e) hereof, of shares of Common Stock based on the achievement of Performance Goals during a Performance Period.

     "Plan" means the Johnson & Johnson 2005 Long-Term Incentive Plan, as set forth herein and as amended from time to time.

     "Restricted Shares" means an Award of shares of Common Stock, described in
Section 7(c) or 8(c) hereof, which may not be traded or sold until the date that the restrictions on transferability imposed by the Committee with respect to such shares have lapsed or as otherwise determined by the Committee.

     "Restricted Share Units" means an Award, described in Section 7(c) hereof, of an amount, payable in cash, shares of Common Stock, or a combination thereof, as determined by the Committee, based on the value of a specified number of shares of Common Stock.

     "Restriction Period" means, with respect to Restricted Shares or Restricted Share Units, the period during which any restrictions on transferability established by the Committee remain in effect. Such restrictions shall remain in effect until such time as they have lapsed in accordance with the terms and conditions of the Restricted Shares or Restricted Share Units or as otherwise determined by the Committee.

     "Stock Appreciation Rights" or "SARs" means an Award, described in Section 7(b) hereof, of the right to receive a payment equal to the excess (if any) of
(a) the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Rights are exercised over (b) the exercise price per share of Common Stock established for those Stock Appreciation Rights at the time of grant

(the "exercise price"), multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are exercised.

     "Stock Award" means an Award, described in Section 7(d) or 8(b) hereof, of shares of Common Stock, which shall be subject to such terms, conditions, and restrictions (if any) as the Committee shall determine.

3.  ADMINISTRATION OF THE PLAN.

     (a) Authority of Committee. The Plan shall be administered by the Committee, which shall have all of the powers vested in it by the terms of the Plan, such powers to include the authority (within the limitations described in the Plan, including Section 8 hereof):

     - to select the persons to be granted Awards under the Plan;

     - to determine the type, size, and terms of Awards to be made to each Participant, including Participants who are Non-Employee Directors in accordance with Section 8 hereof;

     - to determine the time when Awards are to be granted and any conditions that must be satisfied before an Award is granted;

     - to establish objectives and conditions for Awards;

     - to determine whether an Award shall be evidenced by an agreement and, if so, to determine the terms and conditions of such agreement (which shall not be inconsistent with the Plan) and who must be the parties to such agreement;

     - to determine whether any conditions applicable to an Award have been met and whether an Award will be paid at the end of a Performance Period;

     - to determine if, when, and under what conditions payment of all or any part of an Award shall be deferred; and

     - to determine the guidelines and/or procedures for the payment or exercise of Awards.

     (b) Interpretation of Plan. The Committee shall have full power and authority to administer and interpret the Plan and to adopt or establish such rules, regulations, agreements, guidelines, procedures and instruments, which are not inconsistent with the Plan and which, in the Committee's opinion, may be necessary or advisable for the administration and operation of the Plan. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Corporation, its shareholders, and all Eligible Participants.

     (c) Delegation of Authority. To the extent not prohibited by law, the Committee may delegate its authority hereunder to one or more of its members or other persons, except that no such delegation shall be permitted with respect to Awards to Eligible Participants who are subject to Section 16 of the Securities Exchange Act of 1934. Any person to whom the Committee delegates its authority pursuant to this Section 3(c) may receive Awards only if such Awards are granted directly by the Committee without delegation.

     (d) Execution of Documents and Provision of Assistance. The Committee may designate employees of the Corporation to execute documents on behalf of the Committee or otherwise to assist the Committee in the administration and operation of the Plan.

     (e) Uniformity Not Required. Except as provided in Section 8 hereof, the terms and conditions that apply to Awards need not be uniform among all Awards, among all Awards of the same type, among all Awards granted to the same Participant, or among all Awards granted at the same time.

4.  ELIGIBILITY.

     (a) General.  Subject to the terms and conditions of the Plan, including
Section 8 hereof, the Committee may, from time to time, select from all Eligible Participants those to whom Awards shall be granted under Section 7 hereof and shall determine the nature and amount of each Award.

     (b) International Participants. Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of law in other countries in which the Corporation or any of its subsidiaries or affiliates operates or has employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Eligible Participants employed by the Corporation or any of its subsidiaries or affiliates outside the United States should participate in the Plan, (ii) modify the terms and conditions of any Awards made to such Eligible Participants, and (iii) establish subplans, modified Option exercise procedures, and other Award terms, conditions, and procedures to the extent such actions may be necessary or advisable to comply with provisions of the laws and regulations of countries outside the United States in order to assure the lawfulness, validity and effectiveness of Awards granted under the Plan.

5.  SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

     (a) Authorized Number of Shares. Unless otherwise authorized by the Corporation's shareholders and subject to the terms and conditions of this
Section 5 and Section 10 hereof, the maximum aggregate number of shares of Common Stock available for issuance under the Plan shall be 260 million shares. Any of the authorized shares of Common Stock may be used for any of the types of Awards described in the Plan, except that no more than 160 million shares of Common Stock may be issued pursuant to ISOs.

     (b) Share Counting. The following rules shall apply in determining the number of shares of Common Stock remaining available for issuance under the
Plan:

          (i) In connection with the grant of an Option or other Award, the number of shares of Common Stock available for issuance under the Plan shall be reduced by the number of shares of Common Stock in respect of which such Option or other Award is granted or denominated.

          (ii) Notwithstanding the provisions of Section 5(b)(i) above, if at the time of grant of any Full Value Award, there have previously been granted under the Plan Full Value Awards with respect to more than 60 million shares of Common Stock (excluding any previously granted Full Value Award (or portion thereof) that has expired, been canceled, been forfeited or otherwise terminated without payment having been made in respect of such Full Value Award or portion thereof) (the "net threshold"), then and for so long as the net threshold continues to be exceeded, each subsequent Full Value Award shall reduce the total number of shares of Common Stock available for issuance under the Plan by four shares of Common Stock for each share of Common Stock in respect of which such subsequent Full Value Award is granted.

          (iii) When an outstanding Option or other Award (or portion thereof) expires, is canceled, is forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or other Award, the shares of Common Stock allocable to the expired, canceled, or otherwise terminated Option (or portion thereof) or other Award (or portion thereof) may again be available for issuance in respect of Options or other Awards granted under the Plan. However, to the extent any such expired, canceled, forfeited or otherwise terminated Award (or portion thereof) was a Full Value Award and, at the time of such expiration, cancellation, forfeiture, or other termination, the net threshold is exceeded, the number of shares of Common Stock that may again be available for issuance in respect of Options or other Awards granted under the Plan pursuant to this Section 5 shall increase by four shares of Common Stock for every share of Common Stock allocable to the expired, canceled, forfeited or otherwise terminated Full Value Award, it being understood that if any subsequent Award is made under the Plan while the net threshold is still exceeded, if such grant were an Option or SAR, the number of shares of Common Stock allocable to such Option or SAR shall be one share per each such Option or SAR, and if such Award is a Full Value Award, the number of shares of Common Stock allocable to such Full Value Award shall be four shares of Common Stock for each such Full Value Award. Any such restored shares of Common Stock shall be available for issuance under the Plan pursuant to this Section 5, provided that if a subsequent Award is made under the Plan when the net threshold is exceeded, (A) if such subsequent Award is an Option or SAR, the number of shares of Common Stock available for issuance under the Plan shall be reduced by the number of shares of Common Stock in respect of which such Option or SAR is granted, and (B) if such subsequent Award is a Full Value Award, the number of shares of Common Stock available for issuance under the Plan shall be reduced by four shares of Common Stock for each share of Common Stock in respect of which such Full Value Award is granted.

          (iv) Any shares of Common Stock underlying Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Corporation or any subsidiary or affiliate thereof or with which the Corporation or any subsidiary or affiliate thereof combines, shall not, unless required by law or regulation, count against the reserve of available shares of Common Stock under the Plan.

     (c) Shares to be Delivered. The source of shares of Common Stock to be delivered by the Corporation under the Plan shall be determined by the Committee and may consist in whole or in part of authorized but unissued shares, treasury shares, or shares acquired on the open market.

6.  AWARD LIMITATIONS.

     Options and SARs may be granted, in the aggregate, to an Eligible Participant with respect to a maximum of 2 million shares of Common Stock during a single Fiscal Year. Full Value Awards may be granted, in the aggregate, to an Eligible Participant, with respect to a maximum of $15 million during a single Fiscal Year; provided that the foregoing dollar limitation shall be applied to an Award that is denominated in shares of Common Stock on the basis of the Fair Market Value of such shares on the date the Award is granted. The maximum Award (excluding Options and SARs) that may be granted to any Eligible Participant for a Performance Period longer than one Fiscal Year shall not exceed the foregoing annual maximum multiplied by the number of full Fiscal Years in the Performance Period.

7.  AWARDS TO ELIGIBLE PARTICIPANTS.

     (a) Options.

     (i) Grants.  Subject to the terms and conditions of the Plan, including
Section 8 hereof, Options may be granted to Eligible Participants. Options may consist of ISOs or NQSOs, as the Committee shall determine. Options may be granted alone or in tandem with SARs. With respect to Options granted in tandem with SARs, the exercise of either such Options or such SARs shall result in the simultaneous cancellation of the same number of tandem SARs or Options, as the case may be.

     (ii) Option Exercise Price. The Option Exercise Price shall be equal to or greater than the Fair Market Value of a share of Common Stock on the date the Option is granted, unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Corporation or any subsidiary or affiliate thereof or with which the Corporation or any subsidiary or affiliate thereof combines.

     (iii) Term. The term of each Option shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten years from the date of grant.

     (iv) ISO Limits. ISOs may be granted only to Eligible Participants who are employees of the Corporation (or of any subsidiary corporation (within the meaning of Section 424 of the Code) of the Corporation or any joint venture operation or joint venture partner of the Corporation or its subsidiaries) on the date of grant. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Corporation (or of any parent or subsidiary corporation (within the meaning of Section 424 of the Code) of the Corporation)) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code and/or applicable regulations; provided that if such limitation is exceeded, any Options on shares of Common Stock in excess of such limitation shall be deemed to be NQSOs. ISOs shall contain such other provisions as the Committee shall deem advisable but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify as incentive stock options under Section 422 of the Code. All ISOs must be granted within ten years from the date the Plan was approved by the Corporation's shareholders.

     (v) No Repricing. Except for adjustments made pursuant to Section 10 hereof, the Option Exercise Price under any outstanding Option granted under the Plan may not be decreased after the date of grant nor may any outstanding Option granted under the Plan be surrendered to the Corporation as consideration for the grant of a new Option with a lower Option Exercise Price without the approval of the Corporation's shareholders.

     (vi) Payment. When an Option is exercised, the Option Exercise Price shall be payable to the Corporation in full:

          (a) In cash or its equivalent;

          (b) By tendering previously acquired shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price (provided that the shares that are tendered must have been beneficially owned by the Eligible Participant for at least six months prior to their tender); or

          (c) By a combination of (a) and (b).

     (b) Stock Appreciation Rights.

     (i) Grants.  Subject to the terms and conditions of the Plan, including
Section 8 hereof, SARs may be granted to Eligible Participants. SARs may be granted alone or in tandem with Options. With respect to SARs granted in tandem with Options, the exercise of either such Options or such SARs shall result in the simultaneous cancellation of the same number of tandem SARs or Options, as the case may be.

     (ii) Exercise Price. The exercise price per share of Common Stock covered by a SAR granted pursuant to the Plan shall be equal to or greater than Fair Market Value on the date the SAR was granted, unless the SAR was granted through the assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Corporation or any subsidiary or affiliate thereof or with which the Corporation or any subsidiary or affiliate thereof combines.

     (iii) Term. The term of each SAR shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten years from the date of grant.

     (iv) No Repricing. Except for adjustments made pursuant to Section 10 hereof, the exercise price under any outstanding SAR granted under the Plan may not be decreased after the date of grant nor may any outstanding SAR granted under the Plan be surrendered to the Corporation as consideration for the grant of a new SAR with a lower exercise price without the approval of the Corporation's shareholders.

     (v) Form of Payment. The Committee may authorize payment of a SAR in the form of cash, Common Stock that (when valued at its Fair Market Value on the date of exercise) has a value equal to such cash amount, a combination thereof, or any other method as the Committee may determine.

     (c) Restricted Shares/Restricted Share Units.

     (i) Grants.  Subject to the terms and conditions of the Plan, including
Section 8 hereof, Restricted Shares or Restricted Share Units, or both, may be granted to Eligible Participants.

     (ii) Restricted Shares. A Restricted Share is an Award of a share of Common Stock that is subject to such restrictions on transfer and such other terms and conditions as the Committee may establish.

     (iii) Restricted Share Units. A Restricted Share Unit is an Award of a contractual right to receive an amount based on the Fair Market Value of a share of Common Stock, subject to such terms and conditions as the Committee may establish. Restricted Share Units that become payable in accordance with their terms and conditions shall be settled in cash, shares of Common Stock, or a combination of cash and shares, as determined by the Committee. Any person who holds Restricted Share Units shall have no ownership interest in the shares of Common Stock to which such Restricted Share Units relate until and unless payment with respect to such Restricted Share Units is actually made in shares of Common Stock.

     (iv) Terms and Conditions. The Committee shall impose such terms, conditions, and/or restrictions on any Restricted Shares or Restricted Share Units granted pursuant to the Plan as it may deem advisable including: a requirement that Participants pay a stipulated purchase price for each Restricted Share or each Restricted Share Unit; forfeiture conditions; transfer restrictions; restrictions based upon the achievement of specific performance goals (as described in Section 7(e)(iii) hereof or otherwise); time-based restrictions on vesting; and/or restrictions under applicable federal or state securities laws. Unless otherwise determined by the Committee, any time-based Restriction Period shall be at least three years. To the extent the Restricted Shares or Restricted Share Units are intended to be deductible under Section 162(m) of the Code, the applicable restrictions shall be based on the achievement of Performance Goals over a Performance Period, as described in
Section 7(e) hereof.

     (v) Transfer Restrictions. During the Restriction Period, Restricted Shares may not be sold, assigned, transferred, or otherwise disposed of, or mortgaged, pledged, or otherwise encumbered. In order to enforce the limitations imposed upon the Restricted Shares, the Committee may (a) cause "stop transfer" instructions to be issued, and/or (b) cause a legend or legends to be placed on certificates (if any) evidencing such Restricted Shares, as the Committee deems necessary or appropriate. Restricted Share Units may not be sold, assigned, transferred, or otherwise disposed of, or mortgaged, pledged, or otherwise encumbered at any time.

     (vi) Dividend and Voting Rights. Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Shares shall have the right to receive dividends in cash or other property or distribution rights in respect of such shares, and Participants who hold Restricted Shares shall have the right to vote such shares as the record owners thereof; provided that, unless otherwise determined by the Committee, any dividends or other property payable to a Participant during the Restriction Period shall be distributed to the Participant only if and when the restrictions imposed on the applicable Restricted Shares lapse. Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Share Units shall be credited with Dividend Equivalents in respect of such Restricted Share Units; and unless otherwise determined by the Committee, such Dividend Equivalents shall be immediately converted, in accordance with such terms and conditions as the Committee shall determine, to Restricted Share Units with an initial value equal to the amount of such Dividend Equivalents.

     (vii) Evidence of Interest in Shares. Each Restricted Share issued pursuant to the Plan shall be evidenced by an interest in such Restricted Share registered in the name of the applicable Participant on the books and records of the Corporation or its designee (or by one or more physical certificates if physical certificates are issued with respect to such Restricted Share), subject, in any such case, to the transfer restrictions imposed by Section 7(c)(v) hereof. If a Restricted Share is forfeited in accordance with the restrictions that apply to such Restricted Share, such interest or certificate, as the case may be, shall be canceled. At the end of the Restriction Period that applies to Restricted Shares, the Corporation shall cause the applicable transfer restrictions to be removed with respect to any shares of Common Stock to which such Participant is then entitled. No interest shall be recorded (and no physical certificate shall be issued) with respect to a Restricted Share Unit unless and until such Restricted Share Unit is paid in shares of Common Stock.

     (d) Stock Awards.

     (i) Grants.  Subject to the terms and conditions of the Plan, including
Section 8 hereof, Stock Awards consisting of shares of Common Stock may be granted to Eligible Participants. Stock Awards may be granted either alone or in addition to other Awards made under the Plan.

     (ii) Terms and Conditions. The Committee shall determine the terms and conditions governing each Stock Award. Such terms and conditions may include such restrictions on the transferability of the shares of Common Stock covered by the Stock Award as the Committee, in its discretion, shall determine.

     (e) Performance Shares.

     (i) Grants.  Subject to the terms and conditions of the Plan, including
Section 8 hereof, Performance Shares may be granted to Eligible Participants. Performance Shares may be granted either alone or in addition to other Awards made under the Plan.

     (ii) Performance Goals. Unless otherwise determined by the Committee, Performance Shares shall be conditioned on the achievement of Performance Goals (which shall be based on one or more Performance Measures, as determined by the Committee) over a Performance Period. The Performance Period shall be three years, unless otherwise determined by the Committee.

     (iii) Performance Measures. The Performance Measure(s) to be used for purposes of Performance Shares may be described in terms of objectives that are related to the individual Participant or objectives that are Corporation-wide or related to a subsidiary, division, department, region, function or business unit of the Corporation, and may consist of one or more or any combination of the following criteria:

     - Income measures (including gross profit, operating income, earnings before or after taxes, net income, or earnings per share);

     - Return measures (including return on assets, investment, equity, or sales);

     - Cash flow;

     - Costs;

     - Revenue measures; and

     - Stock price (including growth measures and total shareholder return).

The Performance Goals based on these Performance Measures may be expressed either in absolute terms or in relation to the performance of other entities.

     (iv) Negative Discretion. Notwithstanding the achievement of any Performance Goal established under the Plan, the Committee has the discretion to reduce some or all of the Performance Shares that would otherwise be paid to a Participant.

     (v) Extraordinary Events. At any time (or from time to time) after an Award is granted, and to the extent permitted under Section 162(m) of the Code and the regulations thereunder without adversely affecting the treatment of the Award under the Performance-Based Exception, the Committee, in its sole discretion, may provide for the manner in which performance will be measured against the Performance Goals (or may adjust the Performance Goals) to reflect the impact of specific corporate transactions, accounting or tax law changes, and other extraordinary and nonrecurring events.

     (vi) Interpretation. With respect to any Award that is intended to satisfy the conditions for the Performance-Based Exception under Section 162(m) of the
Code: (A) the Committee shall interpret the Plan and this Section 7 in light of
Section 162(m) of the Code and the regulations thereunder; (B) the Committee shall have no discretion to amend the Award in any way that would adversely affect the treatment of the Award under Section 162(m) of the Code and the regulations thereunder; and (C) such Award shall not be paid until the Committee shall first have certified that the Performance Goals have been achieved.

8.  AWARDS TO NON-EMPLOYEE DIRECTORS.

     (a) Sole Awards. The only Awards that may be granted to Non-Employee Directors under the Plan shall be the Awards authorized by this Section 8.

     (b) Initial Stock Award. Each newly elected Non-Employee Director shall, as soon as practicable after initially becoming a member of the Board, be granted a Stock Award consisting of 1,000 shares of Common Stock. Any grant of a Stock Award to a newly elected Non-Employee Director for a Fiscal Year pursuant to this Section 8(b) shall be in addition to any Award of Restricted Shares to such newly elected Non-Employee Director for such Fiscal Year that is made in accordance with Section 8(c) hereof.

     (c) Annual Award of Restricted Shares. An Award of Restricted Shares shall be granted to each Non-Employee Director for each Fiscal Year that the Plan is in effect. Each such Award shall be granted as of such date or dates in each Fiscal Year as the Committee shall determine. If a Non-Employee Director is not a member of the Board on the date or dates determined by the Committee in accordance with this Section 8(c) for a Fiscal Year, such Non-Employee Director shall not be entitled to an Award of Restricted Shares for such Fiscal Year pursuant to this Section 8(c); provided that the Committee may (but shall not be required to) determine that an Award of Restricted Shares shall be made to such Non-Employee Director as of a date in such Fiscal Year designated by the Committee. Each annual Award of Restricted Shares to a Non-Employee Director pursuant to this Section 8(c) shall grant the greatest number of shares of Common Stock with an aggregate Fair Market Value (determined as of the date on which such Award is granted) that does not exceed $100,000; provided that if an individual serving as a Non-Employee Director on the date an Award of Restricted Shares is granted for a Fiscal Year pursuant to this Section 8(c) has not served as a Non-Employee Director since the beginning of such Fiscal Year, the Committee may (but shall not be required to) determine that the Award of Restricted Shares to such individual for such Fiscal Year shall be reduced to reflect such individual's partial year of service.

     (d) No Assignment or Transfer. Restricted Shares granted to a Non-Employee Director pursuant to Section 8(c) hereof, and any rights or interests therein, may not be sold, assigned, transferred, or otherwise disposed of, or mortgaged, pledged, or otherwise encumbered until the earlier of (i) the third anniversary of the date as of which such Restricted Shares were granted or (ii) the Non-Employee Director's death or disability (as determined by the Committee). In order to enforce the limitations imposed upon such Restricted Shares, the Committee may (a) cause "stop transfer" instructions to be issued, and/or (b) cause a legend or legends to be placed on certificates (if any) evidencing such Restricted Shares, as the Committee deems necessary or appropriate.

     (e) No Forfeiture. Restricted Shares granted to a Non-Employee Director pursuant to Section 8(c) hereof, and any rights or interests therein, shall be vested and nonforfeitable at all times. The only restrictions imposed by the Plan on such Restricted Shares shall be the transfer restrictions set forth in
Section 8(d) hereof.

     (f) Dividend and Voting Rights. During the Restriction Period, Participants who hold Restricted Shares granted pursuant to Section 8(c) hereof shall have the right to receive dividends in cash or other property or distribution rights in respect of such Restricted Shares, and shall have the right to vote such Restricted Shares as the record owners thereof; provided that any securities of the Corporation that are distributed to a Participant during the Restriction Period by reason of such Participant's holding of Restricted Shares shall be subject to the same transfer restrictions that apply to such Restricted Shares, and the transfer restrictions on such securities shall lapse only when the transfer restrictions that apply to such Restricted Shares lapse.

     (g) Evidence of Interest in Shares. Each Restricted Share issued pursuant to Section 8(c) hereof shall be evidenced by an interest in such Restricted Share registered in the name of the applicable Participant on the books and records of the Corporation or its designee (or by a physical certificate if such a certificate is issued with respect to such Restricted Share), subject, in any such case, to the transfer restrictions imposed by Section 8(d) hereof. At the end of the Restriction Period that applies to Restricted Shares, the Corporation shall cause the applicable transfer restrictions to be removed with respect to the shares of Common Stock to which such Participant is then entitled.

9.  DEFERRED PAYMENTS AND NO DEFERRAL OF OPTION OR SAR GAINS.

     Subject to the terms and conditions of the Plan, the Committee may determine that all or a portion of any Award to a Participant, whether it is to be paid in cash, shares of Common Stock or a combination thereof, shall be deferred or may, in its sole discretion, approve deferral elections made by Participants. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion. Notwithstanding the foregoing, deferral of Option or SAR gains shall not be permitted under the Plan.

10.  DILUTION AND OTHER ADJUSTMENTS.

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, combination, or exchange of shares or other change in corporate structure affecting any class of Common Stock, the Committee shall make such adjustments in the class and aggregate number of shares that may be delivered under the Plan as described in Section 5 hereof, the individual Award maximums under Section 6 hereof, individual Awards under Section 8(b) hereof, the class, number, and Option Exercise Price of outstanding Options, the class, number, and exercise price of outstanding SARs, and the class and number of shares subject to any other Awards granted under the Plan (provided the number of shares of any class subject to any Award shall always be a whole number), as may be determined to be appropriate by the Committee, and any such adjustment may, in the sole discretion of the Committee, take the form of Awards covering more than one class of Common Stock. Such adjustment shall be conclusive and binding for all purposes of the Plan.

11.  MISCELLANEOUS PROVISIONS.

     (a) Rights as Shareholder. Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Stock with respect to Awards hereunder, unless and until interests in, or certificates evidencing, shares of Common Stock are issued to the Participant.

     (b) No Loans. No loans from the Corporation or any of its subsidiaries or affiliates to Participants shall be permitted in connection with the Plan.

     (c) No Assignment or Transfer. No Award under the Plan or any rights or interests therein shall be transferable other than by will or the laws of descent and distribution, and all Awards under the Plan shall be exercisable, during the Participant's lifetime, only by the Participant. Once awarded, the shares of Common Stock (other than Restricted Shares) received by Participants may be freely transferred, assigned, pledged, or otherwise subjected to lien, subject to the restrictions imposed by the Securities Act of 1933, Section 16 of the Securities Exchange Act of

1934, and the Corporation's Insider Trading policy, as such policy may be amended from time to time.

     (d) Withholding Taxes. The Corporation shall have the right to deduct from all Awards paid in cash (and any other payment hereunder) any federal, state, local, or foreign taxes required by law to be withheld with respect to such Awards and, with respect to Awards paid in shares of Common Stock or upon the exercise of Options, to require the payment (through withholding from the Participant's salary or otherwise) of any such taxes. Subject to the approval of the Committee, with respect to any withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Shares, or upon any other taxable event arising as a result of Awards granted hereunder, a Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Corporation withhold shares of Common Stock having a Fair Market Value on the date as of which the tax is to be determined equal to the minimum statutory withholding tax that could be imposed on the transaction. All such elections shall be irrevocable and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.

     (e) Currency and Other Restrictions. The obligations of the Corporation to make delivery of Awards in cash or Common Stock shall be subject to currency and other restrictions imposed by any government.

     (f) No Rights to Awards. Neither the Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ or service of the Corporation or any of its subsidiaries or affiliates, and the Plan shall not interfere with or limit in any way the right of the Corporation or any of its subsidiaries or affiliates to terminate any person's employment or service at any time. Except as set forth herein, no employee or other person shall have any claim or right to be granted an Award under the Plan. By accepting an Award, the Participant acknowledges and agrees that (i) the Award shall be exclusively governed by the terms and conditions of the Plan, including the right reserved by the Corporation to amend or cancel the Plan at any time without the Corporation incurring liability to the Participant (except, to the extent that the terms of the Award so provide, for Awards already granted under the Plan), (ii) Awards are not a constituent part of salary and the Participant is not entitled, under the terms and conditions of employment, or by accepting or being granted Awards under the Plan to require Awards to be granted to him or her in the future under the Plan or any other plan, (iii) the value of Awards received under the Plan shall be excluded from the calculation of termination indemnities or other severance payments, and (iv) the Participant shall seek all necessary approval under, make all required notifications under, and comply with all laws, rules, and regulations applicable to the ownership of Options and shares of Common Stock and the exercise of Options, including currency and exchange laws, rules, and regulations.

     (g) Beneficiary Designation. To the extent allowed by the Committee, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named on a contingent or successive basis) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Unless the Committee determines otherwise, each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and shall be effective only when filed by the Participant with the Corporation or its designee during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

     (h) Costs and Expenses. The cost and expenses of administering the Plan shall be borne by the Corporation and shall not be charged to any Award or to any Participant.

     (i) Fractional Shares. Fractional shares of Common Stock shall not be issued or transferred under an Award, but the Committee may direct that cash be paid in lieu of fractional shares or may round off fractional shares, in its discretion.

     (j) Funding of Plan. The Corporation shall not be required to establish or fund any special or separate account or to make any other segregation of assets to assure the payment of any Award under the Plan.

     (k) Successors. All obligations of the Corporation under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Corporation.

     (l) Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, any feminine term used herein shall include the masculine, and the plural shall include the singular and the singular shall include the plural.

     (m) Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     (n) Requirements of Law. The granting of Awards and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     (o) Rules of Construction. Whenever any provision of the Plan refers to any law, rule, or regulation, such provision shall be deemed to refer to the law, rule, or regulation currently in effect and, when and if such law, rule, or regulation is subsequently amended or replaced, to the amended or successor law, rule, or regulation. The term "including" shall be deemed to include the words "including without limitation."

12.  EFFECTIVE DATE, GOVERNING LAW, AMENDMENTS, AND TERMINATION.

     (a) Effective Date. The Plan was approved by the Board on February 14, 2005, subject to the approval of the Corporation's shareholders, and shall become effective on the date it is approved by the Corporation's shareholders.

     (b) Amendments. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards granted prior to the date of such termination or amendment except to the extent that the Committee reasonably determines that such termination or amendment is necessary or appropriate to comply with applicable law (including the provisions of the Code (and the regulations thereunder) pertaining to the deferral of compensation) or the rules and regulations of any stock exchange on which Common Stock is listed or quoted. Notwithstanding the foregoing, unless the Corporation's shareholders shall have first approved the amendment, no amendment of the Plan shall be effective if the amendment would (i) increase the maximum number of shares of Common Stock that may be delivered under the Plan or to any one individual (except to the extent such amendment is made pursuant to Section 10 hereof),
(ii) extend the maximum period during which Awards may be granted under the Plan, (iii) add to the types of awards that may be made under the Plan, (iv) change the Performance Measures pursuant to which Performance Shares are earned,
(v) modify the requirements as to eligibility for participation in the Plan, or
(vi) require shareholder approval pursuant to the Plan, applicable law, or the rules of the principal securities exchange on which shares of Common Stock are traded in order to be effective.

     (c) Governing Law. All questions pertaining to the construction, interpretation, regulation, validity, and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of New Jersey without giving effect to conflict of laws principles, except to the extent superseded by federal law.

     (d) Termination. No Awards shall be made under the Plan after the tenth anniversary of the date on which the Corporation's shareholders approve the Plan.

                                                                       EXHIBIT 2

     STANDARDS OF INDEPENDENCE FOR BOARD OF DIRECTORS OF JOHNSON & JOHNSON

     As contemplated under the Rules of the New York Stock Exchange, the Board of Directors of Johnson & Johnson (the "Company") has adopted these Standards of Independence in order to assist it in making determinations of independence.

     (A) No Material Relationships with the Company. No director qualifies as "independent" unless the Board of Directors affirmatively determines that the director has no material relationship with Johnson & Johnson (other than in his or her capacity as a director). In making such determinations, the Board will broadly consider all relevant facts and circumstances. In particular, when assessing the materiality of a director's relationship with the Company, the Board should consider the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.

     (B) Business Relationships. The New York Stock Exchange has identified specific relationships that automatically preclude a director from being considered independent. Pursuant to the requirements of the New York Stock
Exchange:

          (i) A director who is an employee, or whose immediate family member is an executive officer, of Johnson & Johnson is not independent until three years after the end of such employment relationship;

          (ii) A director who receives, or whose immediate family member receives, more than $100,000 during any 12-month period in direct compensation from Johnson & Johnson, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to have received more than $100,000 during any such 12-month period in compensation (provided that this paragraph (B) (ii) shall not include compensation received by an immediate family member for service as an employee of the Company, unless such immediate family member serves as an executive officer);

          (iii) A director who is currently employed by or a Partner of, or whose immediate family member is currently a Partner of, the internal or external auditor of Johnson & Johnson is not "independent." A director whose immediate family member is currently employed by the internal or external auditor of Johnson & Johnson and who participates in the auditor's audit, assurance or tax compliance practice is not "independent." A director who has been, or who has an immediate family member who has been, a Partner of or employed by such internal or external auditor and personally worked on the Company's audit is not "independent" until three years after the end of such affiliation or employment;

          (iv) A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of Johnson & Johnson's present executives serve on that company's compensation committee is not "independent" until three years after the end of such service or the employment relationship; and

          (v) A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, Johnson & Johnson for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, is not "independent" until three years after falling below such threshold.

     (C) Charitable Relationships.

          (i) The Board recognizes that the relationship between the Company and a charitable organization of which a director serves as an executive officer, director or trustee could be deemed to be a material relationship. For purposes of these Standards of Independence, such a charitable relationship will not be considered a "material relationship" if the Company's discretionary charitable contributions to any such organization in each of the past three fiscal years are less than two percent (2%) (or $1,000,000, if greater) of that organization's consolidated gross revenues. (The amount of any "match" of employee charitable contributions will not be included in calculating the amount of the Company's contributions for this purpose.)

          (ii) For charitable relationships that do not fall within the guidelines in paragraph (C) (i) above, the determination as to whether a director has a material relationship with the Company, and therefore may not be independent, will be made in good faith by the other directors who satisfy all of these Standards of Independence. For example, if a director is an officer of a charitable foundation that receives greater than two percent (2%) of its revenues from Johnson & Johnson, the other independent directors could determine, after considering all of the relevant circumstances, that such relationship was nonetheless not material, and that the director could therefore be considered independent. If the independent directors so determine that any such charitable relationship is not material and would not otherwise impair the director's independence or judgment, then the Company will disclose in its next proxy statement the basis for such determination.

     (D) Other Relationships. In addition to the business and charitable relationships described in paragraphs (B) and (C) above, the Board should consider any other relationships between each director and the Company, including:

     - If the director provides banking, consulting, legal, accounting or similar services to the Company;

     - If the director is a partner or shareholder with an ownership interest of 5% or more of any organization that provides such services to or otherwise has a significant relationship with the Company; and

     - If a similar relationship exists between the Company and an immediate family member of the director.

     Any such relationship will not be deemed a "material relationship" if such relationship is at arm's length, does not conflict with the interests of the Company and would not impair the director's independence or judgment.

     (E) Definitions. As used in these Standards of Independence, the terms "Company" and "Johnson & Johnson" will be deemed to include Johnson & Johnson and any subsidiaries in a consolidated group with Johnson & Johnson; the term "immediate family member" of a director will mean his or her spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who share such director's home; and the term "executive officer" shall be deemed to refer only to an individual who is an executive officer of Johnson & Johnson, the parent company.

                                                  (JOHNSON & JOHNSON LOGO)
                                                  NOTICE OF
                                                  2005 ANNUAL
                                                  MEETING AND
                                                  PROXY
                                                  STATEMENT

PROXY

                            [JOHNSON & JOHNSON LOGO]
                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                ANNUAL MEETING OF SHAREHOLDERS ON APRIL 28, 2005

      The undersigned hereby appoints R.J. Darretta and R.C. Deyo and each or either of them as proxies, with full power of substitution and revocation, to represent the undersigned and to vote all shares of the Common Stock of Johnson & Johnson which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on April 28, 2005 at 10:00 a.m. at the Hyatt Regency Hotel, Two Albany Street, New Brunswick, New Jersey, and any adjournments or postponements thereof, upon the matters listed on the reverse side hereof and, in their discretion, upon such other matters as may properly come before the meeting. The proxies appointed hereby may act by a majority of said proxies present at the meeting (or if only one is present, by that one).

Election of Directors.  Nominees:                   (change of address/comments)

                                                    ----------------------------
01. Mary S. Coleman, 02. James G. Cullen,
03. Robert J. Darretta, 04. Michael M. E. Johns,    ----------------------------
05. Ann D. Jordan, 06. Arnold G. Langbo,
07. Susan L. Lindquist, 08. Leo F. Mullin,          ----------------------------
09. Christine A. Poon, 10. Steven S Reinemund,
11. David Satcher, 12. William C. Weldon.           ----------------------------
                                                    (If you have written in the
                                                    above space, please mark the
                                                    corresponding box on the
                                                    reverse side of this card)

IF YOU DO NOT PLAN TO VOTE BY TELEPHONE OR THE INTERNET,     -------------------
PLEASE RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED        SEE REVERSE
ENVELOPE. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS'        SIDE
RECOMMENDATIONS JUST SIGN THE REVERSE SIDE; NO BOXES NEED TO ------------------- BE MARKED.
--------------------------------------------------------------------------------
 - DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR THE INTERNET -



                     ELECTRONIC DELIVERY OF PROXY MATERIALS
SIGN UP TO RECEIVE NEXT YEAR'S ANNUAL REPORT AND PROXY MATERIALS VIA THE INTERNET. NEXT YEAR WHEN THE MATERIALS ARE AVAILABLE, WE WILL SEND YOU AN E-MAIL WITH INSTRUCTIONS WHICH WILL ENABLE YOU TO REVIEW THESE MATERIALS ON-LINE.

TO SIGN UP FOR THIS OPTIONAL SERVICE, VISIT HTTP://WWW.ECONSENT.COM/JNJ.



                    JOHNSON & JOHNSON EMPLOYEE SAVINGS PLANS
IF YOU ARE AN EMPLOYEE AND HOLD STOCK IN ONE OF THE JOHNSON & JOHNSON EMPLOYEE SAVINGS PLANS, THIS PROXY CARD COVERS THOSE SHARES HELD FOR YOU IN YOUR SAVINGS PLAN, AS WELL AS ANY OTHER SHARES REGISTERED IN YOUR OWN NAME. BY SIGNING AND RETURNING THIS PROXY CARD (OR VOTING BY TELEPHONE OR THE INTERNET), YOU WILL AUTHORIZE THE TRUSTEE OF YOUR SAVINGS PLAN TO VOTE THOSE SHARES HELD FOR YOU IN YOUR SAVINGS PLAN AS YOU HAVE DIRECTED.

[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS, FOR PROPOSAL 2 AND FOR PROPOSAL 3.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

                 FOR  WITHHELD                           FOR  AGAINST  ABSTAIN                              FOR  AGAINST  ABSTAIN
1. Election of   [ ]    [ ]      2. Approval of 2005     [ ]    [ ]      [ ]     3. Ratification of         [ ]    [ ]      [ ]
   Directors                        Long-Term Incentive                             appointment of
   (see reverse)                    Plan.                                           PricewaterhouseCoopers
                                                                                    as independent auditors

For, except vote withheld from the following nominee(s):                                                    YES    NO
                                                                                 Request for Admission      [ ]    [ ]
                                                                                 Ticket to Annual Meeting.
---------------------------------------------------------------

                                                                                 Request For Guest          YES    NO
                                                                                 Ticket to Annual Meeting.  [ ]    [ ]

                                                                                 SPECIAL   Discontinue      [ ]  Change of  [ ]
                                                                                 ACTION    Annual                Address/
                                                                                           Report                Comments
                                                                                           Mailing               on
                                                                                           for this              Reverse
                                                                                           Account               Side;
                                                                                                                 Mark this
                                                                                                                 box

                                                                                 The signer hereby revokes all proxies heretofore
                                                                                 given by the signer to vote at said meeting or any
                                                                                 adjournments or postponements thereof. Please sign
                                                                                 exactly as name appears hereon. Joint owners should
                                                                                 each sign. When signing as attorney, executor,
                                                                                 administrator, trustee or guardian, please give
                                                                                 full title as such.

                                                                                 ---------------------------------------------------


                                                                                 ---------------------------------------------------
                                                                                  SIGNATURE(S)                          DATE

------------------------------------------------------------------------------------------------------------------------------------
          - DETACH HERE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY TELEPHONE OR THE INTERNET. -



                        VOTE BY TELEPHONE OR THE INTERNET

                           QUICK -- EASY -- IMMEDIATE

Johnson & Johnson encourages you to take advantage of two cost-effective and convenient ways to vote your shares.

You may vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. YOUR TELEPHONE OR INTERNET VOTE MUST BE RECEIVED BY 11:00 PM EASTERN TIME ON APRIL 27, 2005.

Your telephone or Internet vote authorizes the proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed and returned your proxy card.

If you are a registered shareholder and vote by telephone or the Internet, there will be applicable instructions to follow when voting to indicate if you would like to receive an Admission Card for the Annual Meeting.

VOTE BY PHONE:    ON A TOUCH-TONE TELEPHONE DIAL 1-877-PRX-VOTE (1-877-779-8683)
                  FROM THE U.S. AND CANADA OR DIAL 201-536-8073 FROM OTHER
                  COUNTRIES.

                                       OR

VOTE BY INTERNET: POINT YOUR BROWSER TO THE WEB ADDRESS:
                  HTTP://WWW.EPROXYVOTE.COM/JNJ

                                       OR

VOTE BY MAIL:     Mark, sign and date your proxy card and return it in the
                  postage-paid envelope. IF YOU ARE VOTING BY TELEPHONE OR THE
                  INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.